This Instrument Grants a Security Interest By A Utility.



                             UTILITY SECURITY
                                INSTRUMENT





                      TEXAS-NEW MEXICO POWER COMPANY


                                    and


                    IBJ SCHRODER BANK & TRUST COMPANY,
                                as Trustee



                           ____________________



                          INDENTURE AND SECURITY
                                 AGREEMENT



                                Dated as of

                            September 15, 1993



                           _____________________

                           Including issuance of

       10-3/4% Secured Debentures, Series A, Due September 15, 2003

<PAGE >


      Reconciliation and tie between Trust Indenture Act of 1939 and
                 Indenture, dated as of September 15, 1993

Trust Indenture
 Action Section                                   Indenture Section

 310(a)(1) . . . . . . . . . . . . . . . . . .  1009
    (a)(2) . . . . . . . . . . . . . . . . . .  1009
    (a)(3) . . . . . . . . . . . . . . . . . .  Not Applicable
    (a)(4) . . . . . . . . . . . . . . . . . .  Not Applicable
    (a)(5) . . . . . . . . . . . . . . . . . .  1009
    (b)    . . . . . . . . . . . . . . . . . .  1008, 1010

 311(a)    . . . . . . . . . . . . . . . . . .  1013
    (b)    . . . . . . . . . . . . . . . . . .  1013
    (b)(2) . . . . . . . . . . . . . . . . . .  1103(a)(2)
                                                1103(b)

 312(a)    . . . . . . . . . . . . . . . . . .  1101

    1102(a)
    (b)    . . . . . . . . . . . . . . . . . .  1102(b)
    (c)    . . . . . . . . . . . . . . . . . .  1102(c)
 313(a)    . . . . . . . . . . . . . . . . . .  1103(a)
    (b)(1) . . . . . . . . . . . . . . . . . .  1103(d)
    (b)(2) . . . . . . . . . . . . . . . . . .  1103(b)
    (c)    . . . . . . . . . . . . . . . . . .  1103(a), 1103(b)
    (d)    . . . . . . . . . . . . . . . . . .  1103(c)
 314(a)    . . . . . . . . . . . . . . . . . .  1104, 1407
    (b)    . . . . . . . . . . . . . . . . . .  1616
    (c)(1) . . . . . . . . . . . . . . . . . .  102
    (c)(2) . . . . . . . . . . . . . . . . . .  102
    (c)(3) . . . . . . . . . . . . . . . . . .  Not Applicable
    (d)    . . . . . . . . . . . . . . . . . .  601(b)
    (e)    . . . . . . . . . . . . . . . . . .  102
 315(a)    . . . . . . . . . . . . . . . . . .  1001(a)
    (b)    . . . . . . . . . . . . . . . . . .  1002

    1103(a)(6)
    (c)    . . . . . . . . . . . . . . . . . .  1001(b)
    (d)    . . . . . . . . . . . . . . . . . .  1001(c)
    (d)(1) . . . . . . . . . . . . . . . . . .  1001(a)(1)
    (d)(2) . . . . . . . . . . . . . . . . . .  1001(c)(2)
    (d)(3) . . . . . . . . . . . . . . . . . .  1001(c)(3)
    (e)
    914
 316(a)(1)(A). . . . . . . . . . . . . . . . .  902

    912
    (a)(1)(B). . . . . . . . . . . . . . . . .  913
    (a)(2) . . . . . . . . . . . . . . . . . .  Not Applicable
    (b)    . . . . . . . . . . . . . . . . . .  908
    (c)    . . . . . . . . . . . . . . . . . .  104(e)
 317(a)(1) . . . . . . . . . . . . . . . . . .  903
    (a)(2) . . . . . . . . . . . . . . . . . .  904
    (b)    . . . . . . . . . . . . . . . . . .  1403
 318(a)    . . . . . . . . . . . . . . . . . .  107

________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

<PAGE >

                             TABLE OF CONTENTS

                                ARTICLE ONE

                     DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION . . . . . . . . . . . .  2

     SECTION 101.   Definitions. . . . . . . . . . . . . . . . . . . . .  2
     SECTION 102.   Compliance Certificates and Opinions.. . . . . . . . 12
     SECTION 103.   Form of Documents Delivered to Trustee.. . . . . . . 12
     SECTION 104.   Acts of Holders. . . . . . . . . . . . . . . . . . . 13
     SECTION 105.   Notices, Etc., to Trustee and Company. . . . . . . . 14
     SECTION 106.   Notice to Holders; Waiver. . . . . . . . . . . . . . 15
     SECTION 107.   Conflict with Trust Indenture Act. . . . . . . . . . 15
     SECTION 108.   Effect of Headings and Table of Contents.. . . . . . 15
     SECTION 109.   Successors and Assigns.. . . . . . . . . . . . . . . 16
     SECTION 110.   Separability Clause. . . . . . . . . . . . . . . . . 16
     SECTION 111.   Benefits of Indenture. . . . . . . . . . . . . . . . 16
     SECTION 112.   Governing Law. . . . . . . . . . . . . . . . . . . . 16
     SECTION 113.   Legal Holidays.. . . . . . . . . . . . . . . . . . . 16

                                ARTICLE TWO

                              SECURITY FORMS . . . . . . . . . . . . . . 17

     SECTION 201.   Forms Generally. . . . . . . . . . . . . . . . . . . 17
     SECTION 202.   Form of Face of Security.. . . . . . . . . . . . . . 18
     SECTION 203.   Form of Reverse of Security. . . . . . . . . . . . . 19
     SECTION 204.   Form of Trustee's Certificate of
                    Authentication.. . . . . . . . . . . . . . . . . . . 23

                               ARTICLE THREE

                              THE SECURITIES . . . . . . . . . . . . . . 23

     SECTION 301.   Limitations on Issuance; Issuable in Series. . . . . 23
     SECTION 302.   Terms of Particular Series.. . . . . . . . . . . . . 24
     SECTION 303.   Denominations. . . . . . . . . . . . . . . . . . . . 26
     SECTION 304.   Execution, Authentication, Delivery and
                    Dating.. . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 305.   Temporary Securities.. . . . . . . . . . . . . . . . 28
     SECTION 306.   Registration, Transfer and Exchange. . . . . . . . . 29
     SECTION 307.   Mutilated, Destroyed, Lost and Stolen
                    Securities.. . . . . . . . . . . . . . . . . . . . . 30
     SECTION 308.   Payment of Interest; Interest Rights
                    Preserved. . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 309.   Persons Deemed Owners. . . . . . . . . . . . . . . . 32
     SECTION 310.   Cancellation.. . . . . . . . . . . . . . . . . . . . 33
     SECTION 311.   Computation of Interest. . . . . . . . . . . . . . . 33

<PAGE i>

                               ARTICLE FOUR

                  TERMS AND ISSUE OF SERIES A SECURITIES . . . . . . . . 33

     SECTION 401.   Specific Title, Terms and Forms. . . . . . . . . . . 33
     SECTION 402.   Redemption.. . . . . . . . . . . . . . . . . . . . . 34
     SECTION 403.   Authentication and Delivery. . . . . . . . . . . . . 34

                               ARTICLE FIVE

           AUTHENTICATION AND DELIVERY OF ADDITIONAL SECURITIES. . . . . 35

     SECTION 501.   Authentication and Delivery of Additional
                    Securities upon Basis of Available or
                    Additional Collateral. . . . . . . . . . . . . . . . 35

                                ARTICLE SIX

                                 RELEASES. . . . . . . . . . . . . . . . 38

     SECTION 601.   General Provisions . . . . . . . . . . . . . . . . . 38
     SECTION 602.   Termination. . . . . . . . . . . . . . . . . . . . . 40
     SECTION 603.   Terms of Release.. . . . . . . . . . . . . . . . . . 41

                               ARTICLE SEVEN

                                [Reserved] . . . . . . . . . . . . . . . 41

                               ARTICLE EIGHT

                                DEFEASANCE . . . . . . . . . . . . . . . 41

     SECTION 801.   Satisfaction and Discharge of Indenture. . . . . . . 41
     SECTION 802.   Application of Trust Money.. . . . . . . . . . . . . 43
     SECTION 803.   Satisfaction, Discharge and Defeasance of
                    Securities of any Series.. . . . . . . . . . . . . . 44

                               ARTICLE NINE

                                 REMEDIES. . . . . . . . . . . . . . . . 46

     SECTION 901.   Events of Default. . . . . . . . . . . . . . . . . . 46
     SECTION 902.   Acceleration of Maturity; Rescission
                    andAnnulment.. . . . . . . . . . . . . . . . . . . . 49
     SECTION 903.   Collection of Indebtedness and Suits for
                    Enforcement by Trustee.. . . . . . . . . . . . . . . 50
     SECTION 904.   Trustee May File Proofs of Claim.. . . . . . . . . . 51
     SECTION 905.   Trustee May Enforce Claims Without Possession
                    of Securities. . . . . . . . . . . . . . . . . . . . 52
     SECTION 906.   Application of Money Collected.. . . . . . . . . . . 52
     SECTION 907.   Limitation on Suits. . . . . . . . . . . . . . . . . 53

<PAGE ii>
     SECTION 908.   Unconditional Right of Holders to Receive
                    Principal, Premium and Interest. . . . . . . . . . . 54
     SECTION 909.   Restoration of Rights and Remedies.. . . . . . . . . 54
     SECTION 910.   Rights and Remedies Cumulative.. . . . . . . . . . . 54
     SECTION 911.   Delay or Omission Not Waiver.. . . . . . . . . . . . 55
     SECTION 912.   Control by Holders.. . . . . . . . . . . . . . . . . 55
     SECTION 913.   Waiver of Past Defaults. . . . . . . . . . . . . . . 55
     SECTION 914.   Undertaking for Costs. . . . . . . . . . . . . . . . 56
     SECTION 915.   Waiver of Stay or Extension Laws.. . . . . . . . . . 56
     SECTION 916.   Delay in Instituting Bankruptcy Proceedings. . . . . 56

                                ARTICLE TEN

                                THE TRUSTEE. . . . . . . . . . . . . . . 57

     SECTION 1001.  Certain Duties and Responsibilities. . . . . . . . . 57
     SECTION 1002.  Notice of Defaults.. . . . . . . . . . . . . . . . . 59
     SECTION 1003.  Certain Rights of Trustee. . . . . . . . . . . . . . 60
     SECTION 1004.  Not Responsible for Recitals or Issuance of
                    Securities.. . . . . . . . . . . . . . . . . . . . . 61
     SECTION 1005.  May Hold Securities. . . . . . . . . . . . . . . . . 61
     SECTION 1006.  Money Held in Trust. . . . . . . . . . . . . . . . . 62
     SECTION 1007.  Compensation and Reimbursement.. . . . . . . . . . . 62
     SECTION 1008.  Disqualification; Conflicting Interests. . . . . . . 62
     SECTION 1009.  Corporate Trustee Required; Eligibility. . . . . . . 63
     SECTION 1010.  Resignation and Removal; Appointment of
                    Successor. . . . . . . . . . . . . . . . . . . . . . 63
     SECTION 1011.  Acceptance of Appointment by Successor.. . . . . . . 65
     SECTION 1012.  Merger, Conversion, Consolidation or
                    Succession to Business.. . . . . . . . . . . . . . . 66
     SECTION 1013.  Preferential Collection of Claims Against
                    Company. . . . . . . . . . . . . . . . . . . . . . . 67
     SECTION 1014.  Authenticating Agents. . . . . . . . . . . . . . . . 67

                              ARTICLE ELEVEN

             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . . 69

     SECTION 1101.  Company to Furnish Trustee Names and
                    Addresses of Holders.. . . . . . . . . . . . . . . . 69
     SECTION 1102.  Preservation of Information; Communications
                    to Holders . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 1103.  Reports by Trustee.. . . . . . . . . . . . . . . . . 71
     SECTION 1104.  Reports by Company.. . . . . . . . . . . . . . . . . 72

<PAGE iii>



                              ARTICLE TWELVE

             CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE. . . . . . 73

     SECTION 1201.  Company May Consolidate, Etc., Only on
                    Certain                            Terms.. . . . . . 73
     SECTION 1202.  Successor Corporation to be Substituted. . . . . . . 74

                             ARTICLE THIRTEEN

                  SUPPLEMENTAL INDENTURES AND AMENDMENTS
                  TO CREDIT AGREEMENT AND OTHER DOCUMENTS. . . . . . . . 74

     SECTION 1301.  Supplemental Indentures without Consent of
                    Holders. . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 1302.  Supplemental Indentures with Consent of
                    Holders. . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 1303.  Amendments to the Credit Agreements, etc.,
                    without Consent of Holders.. . . . . . . . . . . . . 77
     SECTION 1304.  Amendments to Credit Agreements, etc. with
                    Consent of Holders.. . . . . . . . . . . . . . . . . 79
     SECTION 1305.  Consideration for Supplements, Amendments,
                    etc. . . . . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 1306.  Execution of Supplemental Indentures.. . . . . . . . 82
     SECTION 1307.  Effect of Supplemental Indentures. . . . . . . . . . 82
     SECTION 1308.  Conformity with Trust Indenture Act. . . . . . . . . 82
     SECTION 1309.  Reference in Securities to Supplemental
                    Indentures.. . . . . . . . . . . . . . . . . . . . . 83

                             ARTICLE FOURTEEN

                                 COVENANTS . . . . . . . . . . . . . . . 83

     SECTION 1401.  Payment of Principal, Premium and Interest.. . . . . 83
     SECTION 1402.  Maintenance of Office or Agency. . . . . . . . . . . 83
     SECTION 1403.  Money for Securities Payments to Be Held in
                    Trust. . . . . . . . . . . . . . . . . . . . . . . . 84
     SECTION 1404.  Corporate Existence. . . . . . . . . . . . . . . . . 85
     SECTION 1405.  Maintenance of Properties. . . . . . . . . . . . . . 86
     SECTION 1406.  Payment of Taxes and Other Claims. . . . . . . . . . 86
     SECTION 1407.  Statement by Officers as to Default. . . . . . . . . 86
     SECTION 1408.  Defeasance of Certain Obligations. . . . . . . . . . 87
     SECTION 1409.  Tender for the Securities upon Change of
                    Control Event. . . . . . . . . . . . . . . . . . . . 88
     SECTION 1410.  Waiver of Certain Covenants. . . . . . . . . . . . . 90
     SECTION 1411.  Deposit of Collateral. . . . . . . . . . . . . . . . 90
     SECTION 1412.  Ownership of Subsidiary Stock. . . . . . . . . . . . 90
     SECTION 1413.  Project Documents. . . . . . . . . . . . . . . . . . 91

<PAGE iv>

                              ARTICLE FIFTEEN

                         REDEMPTION OF SECURITIES. . . . . . . . . . . . 91
     SECTION 1501.  General Applicability of Article.. . . . . . . . . . 91
     SECTION 1502.  Election to Redeem; Notice to Trustee. . . . . . . . 91
     SECTION 1503.  Selection by Trustee of Securities to be
                    Redeemed.. . . . . . . . . . . . . . . . . . . . . . 91
     SECTION 1504.  Notice of Redemption.. . . . . . . . . . . . . . . . 92
     SECTION 1505.  Deposit of Redemption Price. . . . . . . . . . . . . 93
     SECTION 1506.  Securities Payable on Redemption Date. . . . . . . . 93
     SECTION 1507.  Securities Redeemed in Part. . . . . . . . . . . . . 94

                              ARTICLE SIXTEEN

                            PLEDGE OF SECURITY . . . . . . . . . . . . . 94

     SECTION 1601.  Pledge of Collateral.. . . . . . . . . . . . . . . . 94
     SECTION 1602.  Representations in Respect of the
                    Collateral.. . . . . . . . . . . . . . . . . . . . . 95
     SECTION 1603.  Further Assurances.. . . . . . . . . . . . . . . . . 96
     SECTION 1604.  Other Financing Statements and Liens.. . . . . . . . 97
     SECTION 1605.  Preservation of Rights.. . . . . . . . . . . . . . . 97
     SECTION 1606.  Voting, Consensual and Other Powers. . . . . . . . . 97
     SECTION 1607.  Payments on the Pledged Notes; Investments;
                    Application and Holding of Collateral. . . . . . . . 97
     SECTION 1608.  Additional Remedies. . . . . . . . . . . . . . . . .100
     SECTION 1609.  Removals.. . . . . . . . . . . . . . . . . . . . . .102
     SECTION 1610.  Private Sale.. . . . . . . . . . . . . . . . . . . .102
     SECTION 1611.  Deficiency.. . . . . . . . . . . . . . . . . . . . .102
     SECTION 1612.  Application of Proceeds. . . . . . . . . . . . . . .103
     SECTION 1613.  Attorney-in-Fact.. . . . . . . . . . . . . . . . . .103
     SECTION 1614.  Perfection.. . . . . . . . . . . . . . . . . . . . .103
     SECTION 1615.  Expenses.. . . . . . . . . . . . . . . . . . . . . .103
     SECTION 1616.  Opinions of Counsel as to Perfection.. . . . . . . .104
     SECTION 1617.  Additional Deposits of Cash Collateral.. . . . . . .104

     TESTIMONIUM
     SIGNATURES AND SEALS
     ACKNOWLEDGMENTS

     ANNEX I Form of Debenture

<PAGE v>
          INDENTURE AND SECURITY AGREEMENT, dated as of
September 15, 1993, between TEXAS-NEW MEXICO POWER COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company"), having its principal office at 4100 International Plaza, Fort Worth, Texas 76113, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (herein called the "Trustee"), having its corporate trust office at One State Street Plaza, New York, New York 10004.


                          RECITALS OF THE COMPANY

          A. The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $417.75 million aggregate principal amount of secured debentures (herein called the "Securities") issuable from time to time in one or more series.

          B. The Company desires to create a series of Securities in an aggregate principal amount of $140,000,000 to be designated the "10-3/4% Secured Debentures, Series A, Due September 15, 2003" (the "Series A Securities"), and all action on the part of the Company necessary to authorize the issuance of the Series A Securities under this Indenture has been duly taken.

          C. Prior to the issuance of any Securities, the Credit Agreements (such term and other capitalized terms used herein having the meanings specified in Section 101) will be amended to provide among other things for the issue of the additional Pledged Notes in place of certain notes theretofore issued thereunder.

          D.   The Replacement Notes issued pursuant to the Unit
1 Credit Agreement shall be secured pursuant to the Unit 1
Financing Facility Security Documents.

          E.   The Replacement Notes issued pursuant to the Unit
2 Credit Agreement shall be secured pursuant to the Unit 2
Financing Facility Security Documents.

          F.   In connection with the issuance of the Series A
Securities, the Company will deliver a Replacement Note to the Trustee pursuant to Article Sixteen as security for the performance of its obligations hereunder.

          G. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:

<PAGE 1>

                                ARTICLE ONE

                     DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION


SECTION 101.   Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Ten, are defined in that Article.

          "Act," when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Application" means an application for the authentication and delivery of Securities, the release of property or the withdrawal of cash under any provision of this Indenture and shall consist of, and shall not be deemed complete

<PAGE 2> until there shall have been delivered to the Trustee, such cash, bonds, securities and documents as are required by such provision to establish the right of the Company to the action applied for. The date of a particular Application shall be deemed to be the date of completion of all such deliveries to the Trustee and not the date on any particular document so delivered.

          "Authenticating Agent" means any Person authorized to authenticate and deliver Securities on behalf of the Trustee pursuant to Section 1014.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that Board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day," when used with respect to any office or agency maintained by the Company pursuant to Section 1402, means each day which is not a Saturday, a Sunday or a day on which banking institutions in the location of such office or agency are authorized or obligated by law to remain closed.

          "Change of Control Event" means an event or the last of a series of events by which

            (i) any "person" or group of persons (as such term is used in Section 13(d) and 14(d) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission relating to such sections, as amended from time to time), other than TNP Enterprises, Inc. ("TNPE") with respect to the shares of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of all outstanding Common Stock of TNPE or of the Company;

           (ii) the Company consolidates with or merges into another corporation (other than any such transaction between the Company and a wholly owned Subsidiary of the Company) and the Company is not the surviving entity, or the Company conveys, transfers or leases substantially all of its assets;

<PAGE 3>

          (iii) TNPE or any subsidiary of TNPE, during any period of 12 consecutive months, purchases or otherwise acquires, directly or indirectly, beneficial ownership of 30% or more of the outstanding Common Stock of TNPE;

           (iv) during any period of 24 consecutive months, whether commencing before or after the date hereof, but ending on or after the date hereof,

               (a) individuals who at the beginning of such 24-month period constituted the board of directors of TNPE, and

               (b)  any new director(s) who were elected or
          recommended for election to the board of directors of TNPE by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 24-month period or whose election was previously so approved or so recommended, cease for any reason to constitute a majority of the board of directors of TNPE; or

            (v) on any day (a "Calculation Date"), the Company makes any distribution or distributions of cash, property or securities (other than regular quarterly dividends on common or preferred stock) to the common stockholders, or purchases or otherwise acquires outstanding common stock of TNPE, and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the period of 12 consecutive months ending on such Calculation Date, exceeds 30% of the fair market value of the outstanding common stock of TNPE. This percentage is calculated on each Calculation Date by determining the percentage of the fair market value of TNPE's outstanding common stock as of such Calculation Date which is represented by the fair market value of the distributions and purchases which have occurred on such date, and adding to that percentage all of the percentages which have been similarly calculated on the dates of all such distributions and purchases during the period of 12 consecutive months ending on such Calculation Date.

          "Collateral" has the meaning specified in Section 1601.

          "Commercial Paper" means commercial paper evidenced by certificated securities (within the meaning of Section 8-102(1)
(a) of the Uniform Commercial Code) of corporate issuers organized under the laws of the United States of America or any political subdivision thereof maturing no more than 270 days from the date of issuance thereof and having as of any date of

<PAGE 4> determination from any nationally recognized credit rating agency the highest rating obtainable from such agency.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, or, if authorized by a power of attorney executed by any of such officers, by such other person as may be authorized in such power of attorney, and delivered to the Trustee.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee in The Borough of Manhattan, The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One State Street Plaza, New York, New York 10004.

          "Credit Agreements" means, collectively, the Unit 1
Credit Agreement and the Unit 2 Credit Agreement.

          "Credit Agreement Notes" means, collectively, the "Notes," as defined in the Unit 1 Credit Agreement, and the "Notes," as defined in the Unit 2 Credit Agreement.

          The term "corporation" includes corporations, associations, companies and business trusts.

          "Default" means any event which is, or that with the passage of time or the giving of notice or both would become, an Event of Default with respect to Securities of a series.

          "Defaulted Interest" has the meaning specified in
Section 308.

          "Event of Default" has the meaning specified in
Section 901.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

<PAGE 5>

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "IBJ" means IBJ Schroder Bank & Trust Company, a New
York banking corporation, acting in its individual capacity, and any successor Trustee hereunder acting in its individual capacity.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          "Lien" means, as to any Person, a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement) any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Officers' Certificate" means a certificate signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company; provided, that in respect of Section 1407(i), Officers' Certificate means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, or may be other counsel satisfactory to the Trustee.

          "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i)     Securities theretofore cancelled by the
     Trustee or delivered to the Trustee for cancellation;

<PAGE 6>

           (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii)     Securities which have been paid pursuant to
     Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned as described in the preceding sentence which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of and premium, if any and interest, if any, on the Securities of that series are payable and where such Securities may be registered or transferred as specified in or as contemplated by Section 302(6).

<PAGE 7>

          "Pledged Note" means, a Replacement Note, pledged or required to be pledged to the Trustee pursuant to Article
Sixteen.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Project Documents" means, collectively, the "Project
Documents," as defined in the Unit 1 Credit Agreement, and the "Project Documents," as defined in the Unit 2 Credit Agreement.

          "Project Note" means, a "Project Note" as defined in the Unit 1 Credit Agreement, and a "Project Note" as defined in the Unit 2 Credit Agreement.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities means the date specified for that purpose as contemplated by Section 302.

          "Release Certificate" has the meaning specified in
Section 601.

          "Replacement Note" means, a Replacement Note (i) as defined in, and issued pursuant to, the Unit 1 Credit Agreement, or (ii) as defined in, and issued pursuant to, the Unit 2 Credit
Agreement.

          "Responsible Officer," when used with respect to the Trustee, means the Chairman or Vice Chairman of the Board of Directors, the Chairman or the Vice Chairman of the Executive Committee of the Board of Directors, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such

<PAGE 8> matter is referred because of his knowledge of and
familiarity with the particular subject.

          "Secured Obligations" means, collectively, (i) the principal of, and premium, if any and interest on the Securities and (ii) all obligations of the Company to the Trustee under Sections 1007 and 1615.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 306.

          "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to Section
308.

          "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of
1939 as in force at the date as of which this instrument was executed, except as provided in Section 1308.

          "Uniform Commercial Code" means the Uniform Commercial
Code as in effect from time to time in the State of New York.

          "Unit 1" means the first of two 150-megawatt, circulating fluidized bed units which comprise TNP One, an electrical generating facility located in Robertson County, Texas, and all related property interests included in the term "Mortgage Trust Estate," as defined in the Unit 1 First Lien Mortgage.

<PAGE 9>

          "Unit 1 Banks" means the banks or other holders of Project Notes or participations therein from time to time parties to the Unit 1 Credit Agreement.

          "Unit 1 Credit Agreement" means the Unit 1 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992, among Texas-New Mexico Power Company, Texas Generating Company, the Unit 1 Banks and The Chase Manhattan Bank (National Association), as agent (in such capacity, together with its successors in such capacity, the "Agent"), as the same may be amended, corrected, supplemented, extended or restated from time to time.

          "Unit 1 Facility Purchase Agreement" shall mean the First Amended and Restated Facility Purchase Agreement, between TNP and TGC, dated as of January 8, 1992, as the same may be amended, corrected, supplemented, extended or restated from time to time.

          "Unit 1 Financing Facility Security Documents" means
(i) the Unit 1 First Lien Mortgage, (ii) the Second Lien Mortgage and Deed of Trust dated as of December 1, 1987, executed and delivered by the Company to Donald H. Snell as Mortgage Trustee,
(iii) the Assignment and Security Agreement between the Company and the Agent under the Unit 1 Credit Agreement dated as of December 1, 1987 and (iv) the Assignment and Security Agreement between Project Funding Corporation and the Agent under the Unit 1 Credit Agreement dated as of December 1, 1987, as each of the same has been and further may be amended, corrected, supplemented or extended.

          "Unit 1 First Lien Mortgage" shall mean the Mortgage and Deed of Trust dated to be effective December 1, 1987, between Project Funding Corporation, as mortgagor, and Donald H. Snell, as Mortgage Trustee, creating a first lien on Unit 1.

          "Unit 2" means the second of two 150-megawatt, circulating fluidized bed units which comprise TNP One, and all related property interests included in the term "Mortgage Trust
Estate," as defined in the Unit 2 First Lien Mortgage.

          "Unit 2 Banks" means the banks or other holders of Project Notes or participations therein from time to time parties to the Unit 2 Credit Agreement.

          "Unit 2 Credit Agreement" means the Unit 2 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 among Texas-New Mexico Power Company, Texas Generating Company II, the Unit 2 Banks and The Chase Manhattan Bank (National Association), as Agent, as the same may be amended, corrected, supplemented, extended or restated from time to time.

<PAGE 10>

          "Unit 2 Facility Purchase Agreement" shall mean the First Amended and Restated Facility Purchase Agreement, between TNP and TGC II, dated as of January 8, 1992, as the same may be amended, corrected, supplemented, extended or restated from time to time.

          "Unit 2 Financing Facility Security Documents" means
(i) the Unit 2 First Lien Mortgage, (ii) the Second Lien Mortgage and Deed of Trust dated as of December 1, 1987, executed and delivered by the Company to Donald H. Snell, as Mortgage Trustee,
(iii) the Assignment and Security Agreement between the Company and the Agent under the Unit 2 Credit Agreement, dated as of October 1, 1988, and (iv) the Assignment and Security Agreement between Texas PFC, Inc. and the Agent under the Unit 2 Credit Agreement, dated as of October 1, 1988, as each of the same have been and may further be amended, corrected, supplemented or extended.

          "Unit 2 First Lien Mortgage" shall mean the Mortgage and Deed of Trust dated to be effective as of October 1, 1988, between Texas PFC, Inc., as mortgagor, and Donald H. Snell, as
Mortgage Trustee, creating a first lien on Unit 2.

          "U.S. Government Obligations" means direct obligations of the United States of America (denominated in such coin or currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts) for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America and the payment of which is unconditionally guaranteed by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president or assistant vice president, whether or not designated by a number or a word or words added before or after the title "vice president" or "assistant vice president".

<PAGE 11>


SECTION 102.   Compliance Certificates and Opinions.

          Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture
(other than the Officers' Certificate delivered pursuant to Section 1407(i)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

          (5) in the case of an Officers' Certificate, a statement that no Event of Default exists under this Indenture.

SECTION 103.   Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such

<PAGE 12> Person may certify or give an opinion as to such
matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.   Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.

          Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 1001) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument, writing or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing or proxy acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such

<PAGE 13> certificate or affidavit shall also constitute
sufficient proof of his or her authority. The fact and date of the execution of any such instrument, writing or proxy, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 1101 prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date; provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Outstanding Securities prior to the date which is the 90th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 105.   Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust
     Administration Department, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise

<PAGE 14> herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.   Notice to Holders; Waiver.

          Where this Indenture provides for notice of any event to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.   Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.


SECTION 108.   Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

<PAGE 15>


SECTION 109.   Successors and Assigns.

          All covenants and agreements in this Indenture by any party hereto shall bind such parties and its successors and assigns, whether so expressed or not.


SECTION 110.   Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.   Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.


SECTION 113.   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day with respect to any office or agency maintained by the Company pursuant to Section 1402, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal and premium, if any, need not be made at such office or agency on such date, but may be made on the next succeeding Business Day at such office or agency with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

<PAGE 16>


                                ARTICLE TWO

                              SECURITY FORMS


SECTION 201.   Forms Generally.

          The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to Article Four or in a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer or officers executing such Securities, as evidenced by the officer's or officers' execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or Assistant Secretary of the Company, or any other authorized officer of the Company, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 304 for the authentication and delivery of such Securities.

          Certificates of authentication relating to the Securities shall be in substantially the form set forth in this Article or in Section 1014.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by the officer's or officers' execution of such Securities.

<PAGE 17>

SECTION 202.   Form of Face of Security.

          The face of the Security shall be in substantially the form set forth below:

                      TEXAS-NEW MEXICO POWER COMPANY

                   % Secured Debentures, Series ___, Due

     No.__________                                       $__________

               TEXAS-NEW MEXICO POWER COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _________ Dollars on _______________, and to pay interest thereon from
     _______________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________________ and _____________ in each year, commencing _______________, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___________ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either (i) be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be

<PAGE 18> listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further
     provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:

     [Seal]                   TEXAS-NEW MEXICO POWER COMPANY


                         By_______________________
                         [Title]


SECTION 203.   Form of Reverse of Security.

          The reverse of the Security shall be in substantially the form set forth below:

                      TEXAS-NEW MEXICO POWER COMPANY

           ______% Secured Debentures, Series ____, Due _______

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series limited in aggregate principal amount to $417.75 million under an Indenture and Security

<PAGE 19> Agreement, dated as of September 15, 1993 (herein
called the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

               As provided in the Indenture, the Securities are issuable in series which may vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $___________].

               [If applicable, insert   This security is not
     subject to redemption prior to maturity.]

               [If applicable, insert   The Securities of
     this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, as a whole or in part, at the election of the Company, at the following
     Redemption Prices (expressed as percentages of the principal amount):

               If redeemed [on or before ______________, ____%, and if redeemed] during the 12-month period beginning __________, of the years indicated:





Year
Redemption
Price

Year
Redemption
Price













     and thereafter at Redemption Price equal to ___% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. If this Security be called for redemption and payment duly provided therefor as specified in the Indenture, interest shall cease to accrue on the date fixed for redemption.]

<PAGE 20>

               [In the event of a redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.]

               The Indenture contains provisions for
     defeasance of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in either case upon compliance by the Company with certain conditions set forth therein.

               Pursuant to Article Sixteen of the Indenture, the Company has delivered certain collateral to the Trustee. Such collateral, and certain other collateral that may be received by the Trustee in respect thereof, shall secure the performance of the Company's obligations under the Securities. Under certain circumstances, from time to time property comprising the Collateral may be released. Upon meeting certain requirements, the Company may issue additional Securities which will be secured pari passu by the Collateral.

               If an Event of Default shall occur and be continuing, the principal of the Securities, and all accrued and unpaid interest thereon, may be declared due and payable in the manner and with the effect provided in the Indenture. With limited exceptions, the Trustee may not file or join in the filing of any bankruptcy or similar petition for a period of six months from the date on which an Event of Default shall have occurred under the Indenture.

               The Indenture permits, with certain
     exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, by written consent to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more amendments,

<PAGE 21> modifications or waivers or supplements to the Credit
Agreements, the Pledged Notes and the Project Documents, as defined in the Indenture, with the consent of the Holders of at least 51% in principal amount of the Securities at the time Outstanding. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose, which at the date hereof, shall be the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only in registered form without coupons in denominations of $_____ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

<PAGE 22>

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Security shall be governed by and
     construed in accordance with the laws of the State of New York.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


SECTION 204.   Form of Trustee's Certificate of Authentication.

          The Trustee's Certificate of Authentication shall be in substantially the form set forth below:

               This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                         ___________________________________,
                         as Trustee


                         By___________________________
                            Authorized Signatory


                               ARTICLE THREE

                              THE SECURITIES


SECTION 301.   Limitations on Issuance; Issuable in Series.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited in aggregate principal amount to $417.75 million.

          The Securities may be issued in series as from time to time authorized by the Board of Directors.

          With respect to the Securities of any particular series, the Company may incorporate in or add to the general title of such Securities any words, letters or figures to distinguish that series.

<PAGE 23


SECTION 302.   Terms of Particular Series.

          The Securities of each such series shall be direct, secured obligations of the Company and rank without preference or priority among themselves and be secured by the Collateral pari passu with all existing and future Securities issued under this
Indenture.   The Securities of any such series shall not, so long
as Series A Securities are outstanding, have a Stated Maturity or be redeemable prior to the Stated Maturity of the Series A Securities or be entitled to the benefit of any sinking, amortization, improvement or other analogous fund. There shall be established in or pursuant to a Board Resolution, and (subject to Section 304) set forth or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series other than Series A Securities, the terms of which are set forth in Article Four:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 305, 306, 307, 1309, or 1507 and except for any Securities which, pursuant to Section 305, are deemed never to have been authenticated and delivered hereunder);

          (3) the Person to whom any interest on a Security of the series shall be payable, if other than the person in whose name the Security (or one or more Predecessor
     Securities) is registered at the close of business on the regular Record Date for such interest;

          (4) the date or dates on which the principal of the Securities of the series is payable;

          (5) the rate or rates (or the formula pursuant to which such rate or rates shall be determined) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (6) the place or places, if any, in addition to or in the place of the Corporate Trust Office, where the principal of and premium, if any, and interest, if any, on Securities

<PAGE 24> of the series shall be payable and where such
Securities may be registered or transferred;

          (7) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

          (8) the obligation, if any, of the Company to redeem or purchase Securities of the series at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than in denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

         (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 902;

         (11) if the principal of (and premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

         (12) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

         (13) any provisions permitted by this Indenture relating to Events of Default or covenants of the Company with respect to such series of Securities; and

         (14) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          The several series of Securities may differ from the Series A Securities and as between series in any respect not in conflict with the provisions of this Indenture.

          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to

<PAGE 25> above and (subject to Section 304) set forth in the
Officers' Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

          Payment of the principal of and interest on the Securities will be made at the office or agency of the Company maintained for that purpose pursuant to Section 1402, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          If any of the terms of the series, including the form of Security of such series, is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary or other authorized officer of the Company, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 304 for the authentication and delivery of such series of Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.


SECTION 303.   Denominations.

          The Securities of each series shall be issuable in registered form without coupons, except as otherwise expressly provided in a supplemental indenture hereto, in such denominations as shall be specified as contemplated by Section
302. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and in integral multiples thereof.


SECTION 304.   Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and which need not be attested. The Securities of any series shall be executed by such additional officer, if any, as shall be specified pursuant to a

<PAGE 26> Board Resolution.  The signature of any of these
officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signature of any individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 302, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 1001 and 1003) shall be fully protected in relying upon, an Opinion of Counsel stating,

          (a)  if the form of such Securities has been
     established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

          (b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 302, that such terms have been established in conformity with the provisions of this Indenture; and

          (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, protections or immunities under the

<PAGE 27> Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to Trustee.

          Notwithstanding the provisions of Sections 302 and 501 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer's Certificate otherwise required pursuant to Section 501 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 305.   Temporary Securities.

          Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of

<PAGE 28> such series shall be exchangeable for definitive
Securities of such series upon surrender of the temporary Securities of such series at any office or agency of the Company maintained pursuant to Section 1402, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.


SECTION 306.   Registration, Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company maintained pursuant to Section 1402 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          At the option of the Holder, any Security or Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose pursuant to Section 1402, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied

<PAGE 29>

by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

          No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 305, 1309 or 1507 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1503 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.


SECTION 307.   Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee

            (i)     evidence to their satisfaction of the
     destruction, loss or theft of any Security, and

           (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

<PAGE 30>

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 308.   Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause

<PAGE 31>

provided.  Thereupon the Trustee shall fix a Special
Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the paragraph (2) below.

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 309.   Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such person, or upon such person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

<PAGE 32>


SECTION 310.   Cancellation.

          All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.


SECTION 311.   Computation of Interest.

          Except as otherwise specified as contemplated by
Section 302 for Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                               ARTICLE FOUR

                  TERMS AND ISSUE OF SERIES A SECURITIES


SECTION 401.   Specific Title, Terms and Forms.

          Series A Securities shall be the initial series of Securities issued by the Company under this Indenture. The form thereof shall be substantially as set forth in Annex I hereto, the terms of which are herein incorporated by reference, with such insertions, omissions, substitutions and variations as may be determined by the officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the Series A Securities established by this Article.

          The Stated Maturity of the Series A Securities shall be September 15, 2003. The aggregate principal amount of the Series A Securities which may be authenticated and delivered under this Indenture is limited to $140,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 305, 306, 307, 1309 and 1507.

          The Series A Securities shall bear interest at the rate per annum provided in the title thereof from September 15, 1993

<PAGE 33> or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 1994, until the principal thereof is paid or made available for payment, and, subject to the terms of this Indenture, at the rate per annum provided in the title thereof on any overdue principal, premium (if any) and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

          The principal of, and premium, if any and interest on the Series A Securities shall be payable at the office or agency of the Company maintained for that purpose, which at the date hereof shall be the Corporate Trust Office; provided, that, at the option of the Company payment of interest may be made by check, mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

SECTION 402.   Redemption.

          From and after September 15, 2000, the Series A
Securities shall be redeemable, in accordance with Article
Fifteen, in whole or in part, at the option of the Company from time to time. The Redemption Price shall be 100% of the principal amount of each Series A Security.


SECTION 403.   Authentication and Delivery.

          The Series A Securities shall be executed by the Company and delivered to the Trustee for authentication and the same shall be authenticated and delivered by the Trustee up to the aggregate principal amount of $140,000,000 upon receipt of:

          (a)  a Replacement Note issued pursuant to the Unit 1
     Credit Agreement in the principal amount of $140,000,000, and pledged to the Trustee pursuant to Article Sixteen;

          (b) an Officers' Certificate dated the date of the authentication and delivery of such Securities certifying that (i) there has been delivered to the Trustee true and correct copies of the Unit 1 Credit Agreement and the Unit 2 Credit Agreement and all other Project Documents, (ii) no Default exists and (iii) all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities have been complied with; and

          (c) an Opinion of Counsel required by Section 501(e) of this Indenture stating, among the other opinions required therein, that Texas Generating Company has title to a 205/345 undivided interest in Unit 1 and the property

<PAGE 34>

appurtenant thereto which comprise the "Mortgage Trust
Estate" as defined in the Unit 1 First Lien Mortgage.


                               ARTICLE FIVE

           AUTHENTICATION AND DELIVERY OF ADDITIONAL SECURITIES

SECTION 501.   Authentication and Delivery of Additional
               Securities upon Basis of Available or Additional
               Collateral.

          In addition to the principal amount of Series A Securities whose authentication and delivery is provided for in Article Four, additional Securities of any one or more series (other than Series A Securities) may from time to time be executed by the Company and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon compliance with the conditions set forth below and upon receipt by the Trustee of the following:

          (a) A Company Order requesting the authentication and delivery of a specified principal amount of Securities of a designated series.

          (b) An Officers' Certificate, dated the date of the authentication and delivery of such Securities, stating that
               (1)  the Securities whose authentication and
     delivery are then applied for shall be secured without priority or preference among themselves by the pledge or prior pledge of one or more Replacement Notes, which Replacement Note or Notes shall be secured by the "Collateral", as defined in the applicable Unit 1 Credit Agreement or Unit 2 Credit Agreement, pari passu with all other outstanding debt secured thereby;

               (2) the aggregate principal amount of Pledged Notes securing the Securities whose authentication and delivery are then applied for and all other Outstanding Securities is either (a) not less than the aggregate principal amount of such Securities and all other Outstanding Securities, or (b) if it is less than the aggregate principal amount of such Securities and all other Outstanding Securities, the Officers' Certificate shall specify the amount by which the aggregate principal amount of pledged Replacement Notes is so less (such amount so specified being referred to as the "Required Additional Collateral");

               (3) if there is Required Additional Collateral specified in (2) above, that there will be delivered to the Trustee pursuant to Article Sixteen prior to the

<PAGE 35> authentication and delivery of the Securities then being applied for a Replacement Note in aggregate principal amount not less than the amount of Required Additional
Collateral;

               (4) the amount of indebtedness outstanding under the Unit 1 Credit Agreement and the Unit 2 Credit Agreement does not exceed the dollar amount which results from subtracting from $417,750,000 the amounts paid by the Company since the issuance of the Series A Securities which have resulted in further transfers of undivided interests in Unit 1 and Unit 2 to the Company and which have been released from the lien of either the Unit 1 First Lien Mortgage or the Unit 2 First Lien Mortgage (such amount so specified being referred to as the "Maximum Indebtedness Amount"), specifying the amount of such indebtedness; and

               (5) no Default exists and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Securities whose authentication and delivery are then applied for have been complied with.

          (c) If there is any Required Additional Collateral specified in the Officers' Certificate required by (b) above, a pledge to the Trustee of a Replacement Note accompanied by such Replacement Note in an aggregate principal amount equal to the amount of such Required Additional Collateral.

          (d) Such instruments of conveyance, transfer, assignment and/or release, as the case may be, necessary to vest in the Trustee as a part of the Collateral all right, Title and interest of the Company in and to the Replacement Notes so described or an Opinion of Counsel that no such instruments are necessary for such purpose.

          (e) An Opinion of Counsel (which may be based on opinions of other counsel deemed by him reliable), dated the date of authentication and delivery of such Securities, to the effect that:

               (1)  the Company has complied with the
          requirements, if any, of any tax or recording or filing law, including any cash deposit, applicable to the issuance of the Securities then applied for, or stating that there is no such legal requirement;

               (2)  the Company has received all required
          authorizations, approvals and consents of or to the issuance by the Company of the Securities whose authentication and delivery are then applied for by any Federal, State or other governmental regulatory agency at the time having jurisdiction in the premises, or

<PAGE 36>

stating that no such authorization, approval or consent is required;

               (3) none of the Collateral is subject to a Lien prior to the Lien of this Indenture;

               (4) all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities have been complied with;

               (5) such Securities, when executed by the Company and authenticated and delivered by the Trustee and when issued by the Company, will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Indenture (subject to any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally), and entitled to the benefits of and secured by the Lien of this Indenture equally and ratably with all other Outstanding Securities;

               (6)  Texas Generating Company has, or upon
          delivery of the instruments of conveyance, transfer or assignment, if any, specified in such Opinion will have, Title to the specified undivided interest in and to Unit 1 and the property appurtenant thereto which comprise the "Mortgage Trust Estate" as defined in the Unit 1 First Lien Mortgage subject only to Permitted Liens under the Unit 1 Credit Agreement;

               (7) Texas Generating Company II has, or upon delivery of the instruments of conveyance, transfer or assignment, if any, specified in such Opinion will have, Title to the specified undivided interest in and to Unit 2 and the property appurtenant thereto which comprise the "Mortgage Trust Estate" as defined in the Unit 2 First Lien Mortgage subject only to Permitted Liens under the Unit 2 Credit Agreement;

               (8)  the Indenture is a lien upon the Replacement
          Notes securing the Securities being authenticated and delivered; and

               (9)  the documents which have been or are
          therewith delivered to the Trustee conform to the requirements of this Indenture for an application for the action applied for and, upon the basis of such Application, the Securities applied for may be lawfully authenticated and delivered and all conditions precedent herein provided for relating to such authentication and delivery have been complied with.

<PAGE 37>

          (f) The documents and any cash deposit specified in such Opinion of Counsel, which cash deposit, if any, shall be held by the Trustee as part of the Collateral and applied by the Trustee for the purpose specified therein and, to the extent that such cash deposit ultimately proves to be excessive, returned to the Company upon Company Request.

          (g) "Title," for the purpose of any provision of this Section requiring an Opinion of Counsel that the Company has Title to any property, means such title, which may be in an undivided interest, whether fairly deducible of record or based upon prescriptive rights (or as to personal property, based on such evidence as Counsel shall determine to be sufficient), as in the opinion of Counsel is satisfactory for the use thereof in connection with the operations of the Company, and Counsel in giving such opinion may disregard any irregularity or deficiency in the record evidence of title which, in the opinion of such Counsel, can be cured by proceedings within the power of the Company or does not substantially impair the usefulness of such property for the purpose of the Company and may base such opinion upon his own investigation or upon affidavits, certificates, abstracts of title, statements or investigations made by Persons in whom such Counsel has confidence or upon examination of a certificate or guaranty of title or policy of title insurance in which he has confidence.

                                ARTICLE SIX

                                 RELEASES

SECTION 601.   General Provisions.

          So long as no Event of Default shall have occurred and be continuing, from time to time, the Company may withdraw Pledged Notes comprising Collateral, to the extent of Collateral Available for Release, as defined herein, and the Trustee shall release such Pledged Notes from the lien of this Indenture upon Company Request, upon compliance with the conditions set forth below and upon receipt in each case by the Trustee of the following:

          (a) An Officers' Certificate hereafter in this Section referred to as a "Release Certificate," dated the date of the release, stating that:

               (1) in the opinion of the signers, the release will not impair the security under this Indenture in contravention of the provisions herein and that all conditions precedent herein relating to such release have been complied with, and describing the Pledged Notes to be released;

<PAGE 38>

               (2) no Event of Default shall have occurred and be continuing;

               (3) the aggregate principal amount of Pledged Notes securing Outstanding Securities is greater than the aggregate principal amount of Outstanding Securities, specifying the amount by which the aggregate principal amount of Pledged Notes is greater than the amount of Outstanding Securities (such amount so specified being referred to as the "Collateral Available for Release");

               (4) if there is Collateral Available for Release specified in (3) above, the identity of the Securities, specifying the amount, series and interest rate thereof, which have been paid down resulting in there being Collateral Available for Release, and the amount, series and interest rate of the Pledged Notes the release or reduction of which is being requested;

               (5)  after such release, (i) the amount of
     indebtedness outstanding under the Unit 1 Credit Agreement and the Unit 2 Credit Agreement will not exceed the Maximum Indebtedness Amount and (ii) that the maturity and terms of the remaining Pledged Notes will match the maturity and terms of the Outstanding Securities; and

               (6)  no Default exists.

          (b) Such instruments of release, including but not limited to those instruments required pursuant to the provisions of Section 314(d) of the Trust Indenture Act, necessary to release that part of the Collateral the release of which is being requested or an Opinion of Counsel that no such instruments are necessary for such purpose.

          (c) An Opinion of Counsel (which may be based on opinions of other counsel deemed by him reliable), dated the date of the release of Collateral to the effect that:


     (1) the Company has received all required authorizations, approvals and consents of or to the release of Collateral then applied for by any Federal, State or other governmental regulatory agency at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required;

               (2) all conditions precedent provided for in this Indenture relating to the release of Collateral have been complied with;

               (3) Texas Generating Company has, and after the requested release of Collateral will have, Title to the specified undivided interest in and to Unit 1 and the

<PAGE 39>

property appurtenant thereto which comprise the "Mortgage Trust Estate" as defined in the Unit 1 First Lien
Mortgage subject only to Permitted Liens under the Unit 1 Credit
Agreement;

               (4) Texas Generating Company II has, and after the requested release of Collateral will have, Title to the specified undivided interest in and to Unit 2 and the property appurtenant thereto which comprise the "Mortgage Trust Estate" as defined in the Unit 2 First Lien Mortgage subject only to Permitted Liens under the Unit 2 Credit Agreement;

               (5)  the Indenture is a lien upon the Pledged
     Notes securing the Outstanding Securities; and

               (6)  the documents which have been or are
     therewith delivered to the Trustee conform to the requirements of this Indenture for an application for the action applied for and, upon the basis of such Application, the Collateral applied to be released may be lawfully released and all conditions precedent herein provided for relating to such authentication and delivery have been complied with.

          (d) In lieu of a release of a Pledged Note in accordance with this Article, upon compliance with this Section 601 the Trustee shall permit the Company to reduce the principal amount of a Pledged Note or the principal amounts of more than one Pledged Note, as specified in the Release Certificate and the aggregate amount of such principal reduction or reductions shall be deemed to be a release of Collateral for all purposes under this Indenture.

          A reduction in the principal amount of a Pledged Note shall be effected by a notation thereon substantially as follows:

          "Pursuant to Section 601 of the Indenture and Security Agreement between Texas-New Mexico Power Company and IBJ Schroder Bank & Trust Company, Trustee, dated as of September 15 1993, and an Application dated __________________, the principal amount of this note is reduced to $ _________________________________."

          Said notation shall be followed by the endorsement of any of the Persons designated to sign the Company Request.

SECTION 602.   Termination.

          Notwithstanding any provisions herein to the contrary, upon Company Request, when this Indenture shall have been satisfied and discharged as provided in Article Eight or when no Securities shall be outstanding and the Company shall have paid

<PAGE 40> all obligations of the Company under this Indenture, this Indenture shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

SECTION 603.   Terms of Release.

          Any release of Collateral or any money held hereunder by the Trustee shall be made to or on the order of the Company by appropriate document of assignment, transfer, and release and by delivery against receipt but without any recourse, warranty or representation whatsoever.



                               ARTICLE SEVEN

                                [Reserved]


                               ARTICLE EIGHT

                                DEFEASANCE


SECTION 801.   Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall (i) execute proper termination statements and instruments acknowledging satisfaction and discharge of this Indenture and (ii) pay, assign, transfer and deliver to the Company or upon Company Order all cash, securities and other personal property then held by it hereunder as a part of the Collateral, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1403) have been delivered to the Trustee for cancellation; or

<PAGE 41>

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                 (i)      have become due and payable, or

                (ii)      will become due and payable at their
               Stated Maturity within one year, or

               (iii)      are deemed paid and discharged pursuant
               to Section 803,

          and the Company, in the case of clause (1)(B)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of

                    (a)   money (denominated in such coin or
               currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts), or

                    (b)   in the case of clause (1)(B)(ii) or
               (iii) above

                         (I) U.S. Government Obligations
                    (denominated in such coin or currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts) which through the payment of interest and principal (and premium, if any) in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, of the principal of (and premium, if any) and each installment of interest on the Securities, money in an amount, or

                         (II) a combination of money and U.S.
                    Government Obligations in each case as
                    provided above,

          in any case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of interest on the Outstanding Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, of such principal or installment of interest;

<PAGE 42>

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
Section 1007, the obligations of the Company to any Authenticating Agent under Section 1014 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section or if money or U.S. Government Obligations shall have been deposited with or received by the Trustee pursuant to Section 803, the obligations of the Trustee under Section 802 and the last paragraph of Section 1403 shall survive.


SECTION 802.   Application of Trust Money.

          (a)  Subject to the provisions of the last paragraph of
Section 1403, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 801, 803 or 1408 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 801, 803 or 1408, shall be held in trust and such money and the proceeds of such U.S. Government Obligations applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee as contemplated by Section 801, 803 or 1408.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 801, 803 or 1408 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 801, 803 or 1408 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government

<PAGE 43> Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S.
Government Obligations held under this Indenture.


SECTION 803.   Satisfaction, Discharge and Defeasance of
               Securities of any Series.

          The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series on the 91st day after the date of the deposit referred to in subparagraph (1) below, and the provisions of this Indenture, as they relate to such Outstanding Securities of such series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities of such series to receive, from the trust funds described in subparagraph
     (1) below, if any, payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (5) below;

          (b) the Company's obligations with respect to such Securities under Sections 306, 307, 1402 and 1403, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (5) below, Section 1501, 1504 and 1506 as they apply to such Redemption Date;

          (c) the Company's obligations with respect to the Trustee under Section 1007; and

          (d) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under
     Section 802 and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (5) below, Article Fifteen and the duty of the Trustee to authenticate Securities on registration of transfer or exchange;

provided that the following conditions shall have been satisfied:

          (1) the Company has deposited or caused to be irrevocably deposited (except as provided in Section 802(c) and the last paragraph of Section 1403) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the

<PAGE 44>

Securities of such series,

                 (i)     money (denominated in such coin or
          currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts) in an amount, or

                (ii)     (except as provided in a supplemental
          indenture with respect to such series) if Securities of such series are not subject to repurchase at the option of Holders, either

                    (A) U.S. Government Obligations (denominated
               in such coin or currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts) which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (a) of this subparagraph (1) money in an amount or

                    (B) a combination of money and U.S.
               Government obligations, in each case as provided above

     sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and each installment of interest on the Outstanding Securities on the Stated Maturity of such principal or installment of interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (5) below;

          (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such provision would not cause any Outstanding Securities then listed on any national securities exchange to be delisted as a result thereof;

          (3) no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

          (4) the Company has delivered to the Trustee an unqualified opinion, in form and substance satisfactory to the Trustee, of independent counsel selected by the Company and satisfactory to the Trustee to the effect that

                 (i)     Holders of the Securities will not
          recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and

<PAGE 45>

discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if that deposit, defeasance and discharge had not occurred and

                (ii)     the defeasance trust is not, or is
          registered as, an investment company under the Investment Company Act of 1940; and

          (5) if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1504; and

          (6) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Securities have been complied with.


                               ARTICLE NINE

                                 REMEDIES


SECTION 901.   Events of Default.

          "Event of Default," wherever used herein, with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is expressly made inapplicable with respect to such series in or pursuant to a Board Resolution or supplemental indenture under which Securities of such series are issued, as the case may be, as contemplated by
Section 302:

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

<PAGE 46>

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series which is in default), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or by any Subsidiary (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture) or by any Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in an aggregate principal amount exceeding $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (5) an "Event of Default," as defined in the Unit l Credit Agreement, or an "Event of Default," as defined in the Unit 2 Credit Agreement, or an "Event of Default", as defined in the Company's Indenture and Security Agreement dated as of January 15, 1992, shall have occurred and be continuing; or

          (6)  the entry by a court having jurisdiction in the

<PAGE 47>

          premises of

               (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or

               (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under applicable Federal or State law, appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (8) Article Sixteen shall cease, for any reason, to be in full force and effect or the Company shall so assert in writing; Article Sixteen shall cease to be effective to grant a perfected Lien to the Trustee, for the equal and ratable benefit of the Holders, on the Collateral described therein with the priority purported to be granted thereby; or the Company shall default in the observance or performance of any of the covenants or agreements contained in Article Sixteen; or

          (9) any other Event of Default provided in the supplemental indenture or provided in or pursuant to the

<PAGE 48> Board Resolution under which such series of Securities is issued or in the form of Security for such series.


SECTION 902.   Acceleration of Maturity; Rescission and
               Annulment.

          If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable, except that upon the occurrence of an Event of Default specified in Section 901(5) or 901(6) all principal and interest of all Securities shall become immediately due and payable without any such declaration.

          At any time after such declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which has become due otherwise than by such acceleration and interest thereon at the rate prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon any overdue interest at the rate prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal

<PAGE 49> of and accrued interest on Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 913.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 903.   Collection of Indebtedness and Suits for
               Enforcement by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity;

the Company will, upon written demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the respective rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series, including without limitation those set forth in Article Sixteen, by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights.

<PAGE 50>


SECTION 904.   Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 1007.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

<PAGE 51>


SECTION 905.   Trustee May Enforce Claims Without
               Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 906.   Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article and/or pursuant to the exercise of any remedies pursuant to Article Sixteen, and any moneys received pursuant to Section
6.03 of either of the Credit Agreements shall be applied in the following order with respect to the Securities of any series, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    to the payment of all amounts due the Trustee
     under Sections 1007 and 1615;

          SECOND:   to the payment of any amounts owing or that
     may become owing under Section 6.03 or 15.05(x) of either of the Credit Agreements or Section 3(b) of the Intercreditor
     Agreement (as defined in the Credit Agreements);

          THIRD:    in case the principal (and premium, if any)
     of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee and to the extent permitted by law at the respective rate or rates prescribed therefor in the Securities) upon the overdue installments of interest at the rate prescribed therefor in the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

          FOURTH:   in case the principal or premium, if any of
     the Securities of such series in respect of which moneys

<PAGE 52>

have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any), and (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon overdue installments of interest, at the rate prescribed therefor in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal (and premium, if any) and interest, without preference or priority of principal over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

          FIFTH:    to the payment of the remainder, if any, to
     the Company or any other Person lawfully entitled thereto.

          In case any moneys to be applied pursuant to this
Section 906 in respect of Securities of more than one series shall be insufficient to pay in full the whole amount due and unpaid upon the Securities of all such series, then any payment shall be made without preference or priority of any Security of any one series over any Security of any other series, ratably among the Securities of all such series.


SECTION 907.   Limitation on Suits.

          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

<PAGE 53>

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.


SECTION 908.   Unconditional Right of Holders to Receive
               Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of Redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 909.   Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or under either or both of the Credit Agreements or any of the Unit 1 Financing Facility Security Documents or the Unit 2 Financing Facility Security Documents, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had

<PAGE 54> been instituted.


SECTION 910.   Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 911.   Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 912.   Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 913.   Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences with respect to such series, except a default

          (1) in the payment of the principal of (or premium, if any, on) or interest on any Security of such series, or

<PAGE 55>

          (2) in respect of a covenant or provision hereof which under Article Thirteen cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 914.   Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).


SECTION 915.   Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


SECTION 916.   Delay in Instituting Bankruptcy Proceedings.

<PAGE 56>

          Notwithstanding any other provision of this Indenture, so long as any loans are outstanding to any Unit 2 Banks under the Unit 2 Credit Agreement the Trustee shall not, and the Holders shall not have the right to direct the Trustee to, file or join in the filing of any petition under the Federal Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or similar law seeking

          (a) to have the Company adjudicated a bankrupt or insolvent, or seeking any reorganization, arrangement, adjustment or composition of or with respect to the Company,

          (b) the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any substantial part of its property, or

          (c) the winding up or liquidation of the affairs of the Company,

in respect of any Event of Default for a period of six months from the date on which such Event of Default shall have occurred,

            (i) except in connection with the filing of any such petition by the Agent under either Credit Agreement or the Unit 1 Banks or the Unit 2 Banks in respect of an event of default or amounts owing under a Credit Agreement, or

           (ii) unless, prior to the end of such six-month period, any such petition shall have been filed against the Company by any other Person.

If more than one Event of Default shall at any time have occurred and be continuing, such six-month period shall run from the date on which the first such Event of Default shall have occurred. This Section shall not restrict the Trustee's right to take any action, including any action permitted under Section 904, in respect of any proceeding relating to the filing of any such petition by any other Person.


                                ARTICLE TEN

                                THE TRUSTEE


SECTION 1001.  Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this

<PAGE 57>

Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) Upon payment in full of certain obligations specified in each of the Credit Agreements to the Unit l Banks or the Unit 2 Banks, as the case may be, then automatically and without further action on the part of any Person, the Trustee, in the manner and to the extent provided in the applicable Credit Agreement, shall become the successor to, be subject to and shall perform the duties and obligations of, and be entitled to the rights and benefits of, the Agent, as such term is defined in such Credit Agreement, with respect to the collateral securing the Credit Agreement Notes issued under such Credit Agreement (including the Pledged Notes). The Company shall not, either before or after the occurrence of any such succession, enter into any amendment, modification or supplement to the Credit Agreements or any of the Security Documents relating to such duties, obligations, rights or benefits unless it shall have obtained the prior written consent of the Trustee.

          (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a

<PAGE 58> majority in principal amount of the Outstanding
Securities of any series, determined in accordance with Section 912, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (f) Without limiting the other provisions hereof, in the event that the Trustee becomes the Agent under either Credit Agreement, the Trustee shall, in its capacity as such Agent, and subject to the terms and conditions of such Credit Agreement, upon the request of the Company or of Texas Generating Company or Texas Generating Company II, as applicable, execute such documents delivered to it to maintain the effectiveness and priority of the Liens of the Unit 1 Financing Facility Security Documents and the Unit 2 Financing Facility Security Documents and promptly execute releases of liens in accordance with the Facility Purchase Agreement (as defined in such Credit Agreement); provided that any such release shall contain a provision to the effect that such release is made in such Agent's capacity as agent and (if applicable) Collateral Agent (as defined in such Credit Agreement) pursuant to such Facility Purchase Agreement but without warranty by, or recourse to, the Trustee either in its capacity as Trustee or individually.


SECTION 1002.  Notice of Defaults.

          Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible

<PAGE 59> Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; provided, further, that in the case of any Default of the character specified in Section 901(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.


SECTION 1003.  Certain Rights of Trustee.

          Subject to the provisions of Section 1001:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture, unless such Holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other

<PAGE 60> paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable request to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee may enter into any participation agreement pursuant to Section 6.03 of either of the Credit
     Agreements; and

          (i) the Trustee may approve the appointment of itself or any other Person as Agent (as such term is defined in each of the Credit Agreements) or as Collateral Agent (as such term is defined in the Credit Agreements).


SECTION 1004.  Not Responsible for Recitals or Issuance of
               Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Collateral, any securities or other property received by the Trustee to be held in Trust or of the Securities, or as to the value of any such Collateral, securities or other property, or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 1005.  May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1008 and 1013, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

<PAGE 61>


SECTION 1006.  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 1007.  Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time such compensation as is agreed upon in writing, or, if no such agreement exists, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          Whenever the Trustee incurs any loss, liability or expense without negligence or bad faith on its part, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, or renders services, after an Event of Default specified in Section 901(6) or 901(7) occurs, any such loss, liability, expense or compensation for services is intended to constitute expenses of administration under any such bankruptcy or similar law.


SECTION 1008.  Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the

<PAGE 62> extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 1009.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory or of the District of Columbia or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.


SECTION 1010.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1011.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1011 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 1008 after written request therefor by the Company or by any

<PAGE 63> Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)  the Trustee shall cease to be eligible under
     Section 1009 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,

            (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or

           (ii) subject to Section 914 unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees, with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1011, become the successor Trustee with respect to the Securities of any series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 1011, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself

<PAGE 64>

and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.


SECTION 1011.  Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the extent provided herein to the Lien of this Indenture.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for

<PAGE 65> or facilitate the administration of the trusts
hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates subject to the extent provided herein to the lien of this Indenture.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or
(b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 1012.  Merger, Conversion, Consolidation or
               Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

<PAGE 66>


SECTION 1013.  Preferential Collection of Claims Against Company.

          The Trustee shall be subject to the provisions of
Section 311 of the Trust Indenture Act.


SECTION 1014.  Authenticating Agents.

          From time to time the Trustee, in its sole discretion, may appoint one or more Authenticating Agents with respect to one or more series of Securities with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 305, 306, 307 and 1507 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver the Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of such Securities "by the Trustee". Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

          An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to

<PAGE 67> such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve, as the names and addresses of such Holders appear on the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          The Trustee shall incur no liability for the appointment of any Authenticating Agent with respect to the Securities of one or more series or for any misconduct or negligence of such Authenticating Agent, including without limitation, its authentication of the Securities upon original issuance or pursuant to Section 306 or 307.

          If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                            By___________________________________
                                     As Trustee


                            By___________________________________
                                As Authenticating Agent


                            By___________________________________
                                Authorized Signatory

<PAGE 68>


ARTICLE ELEVEN

                          HOLDERS' LISTS AND R  EPORTS BY TRUSTEE AND COMPANY


                          SECTION 1101.  Company to Furnish Trustee Names and
Addresses of
               Holders.

          The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series

          (a) semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that, so long as the Trustee is the Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series.


SECTION 1102.  Preservation of Information; Communications to
               Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 1101 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 1101 upon receipt of a new list so furnished.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

<PAGE 69>

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with
     Section 1102(a), or

         (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 1102(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 1102(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 1102(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 1102(b).

<PAGE 70>


SECTION 1103.  Reports by Trustee.

          (a) Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of the Securities of any series under this Indenture and within 60 days after May 15 in every year thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to any of the following events which may have occurred in the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

          (1) any change to eligibility under Section 1009 and its qualifications under Section 1008;

          (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Subsection (a) of Section 310(b) of the Trust Indenture Act;

          (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

          (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in
     Section 311(b)(2), (3), (4) or (6) of the Trust Indenture
     Act;

          (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (6) any additional issue of Securities which the Trustee has not previously reported; and

          (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has

<PAGE 71> been or is to be withheld by the Trustee in accordance with Section 1002.

          (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

          (d) The Trustee shall transmit to the Holders as hereinafter in this Subsection provided, within the times hereinafter in this Subsection provided, a brief report with respect to the release, or release and substitution, of property subject to the Lien of this Indenture and the consideration therefor, if any, unless the fair value of such property, as set forth in the certificate or opinion required by paragraph (1) of Subsection (d) of Section 314 of the Trust Indenture Act, delivered by the Company to the Trustee pursuant to Section 601(b), is less than 10% of the principal amount of the Outstanding Securities at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time.


SECTION 1104.  Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314 of the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

<PAGE 72>

                              ARTICLE TWELVE

             CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE


SECTION 1201.  Company May Consolidate, Etc., Only on Certain

               Terms.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2)  immediately after giving effect to such
     transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a Lien which would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; provided that this clause
     (3) shall not apply if the provisions of Section 1409 apply as a result of the consolidation, merger or conveyance; and

<PAGE 73>

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 1202.  Successor Corporation to be Substituted.

          Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 1201, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.


                             ARTICLE THIRTEEN

                  SUPPLEMENTAL INDENTURES AND AMENDMENTS
                  TO CREDIT AGREEMENT AND OTHER DOCUMENTS


SECTION 1301.  Supplemental Indentures without Consent of
               Holders.

          Without the consent of the Holders, the Company and the Trustee may from time to time enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, pledge, grant and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or subject to the lien of this Indenture additional property, or to release property from the lien of this Indenture;

          (2) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Securities or of any series of the Securities, as herein set forth,

<PAGE 74> additional conditions, limitations and restrictions thereafter to be observed;

          (3) to create any series of Securities (other than the Series A Securities) and make such other provisions as provided in Article Three; or

          (4) to modify or eliminate any of the terms of this Indenture; provided, that

               (a) such supplemental indenture shall expressly provide that any such modifications or eliminations shall become effective only (i) as to the Securities of any series created by such supplemental indenture and Securities of any series subsequently created to which such change or elimination is made applicable by the subsequent supplemental indenture creating such series; or (ii) when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture; and

               (b) the Trustee may, in its discretion, decline to enter into any such supplemental indenture which, in the judgment of the Trustee, is to the prejudice of the Trustee when the same becomes operative;

          (5) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 1011(b);

          (7) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (8)  to add any additional Events of Default;

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Indenture, provided, such action shall not adversely affect

<PAGE 75> the interests of the Holders of the Securities of any series in any material respect;

          (10) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to Holders, which does not involve a change described in clause (1), (2), (3) or (4) of Section 1302 hereof and which, in the judgment of the Trustee, is not to the prejudice of the Trustee; or

          (11) to provide for any rights of the Holders of Securities of any series to require the repurchase of Securities of such series by the Company.


SECTION 1302.  Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or for any amendment, supplement, modification or waiver referred to in Section 1304;

          (3)  modify any of the provisions of this Section,
     Section 913 or Section 1410, except to increase any such

<PAGE 76> percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 1011(b) and 1301(6); or

          (4) release any Collateral or change any provision of this Indenture the effect of which is to impair in any respect, directly or indirectly, the Trustee's rights with respect to the Collateral; provided, that no consent of the Holders shall be required for the release of Collateral pursuant to Article Six.

A supplemental indenture which changes or eliminates any covenants or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 1303.  Amendments to the Credit Agreements, etc., without
               Consent of Holders.

          Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may, and the Company may permit any Subsidiary to, enter into one or more amendments, modifications or waivers of or supplements to the Credit Agreements, the Pledged Notes and the other Project Documents, in accordance with the terms thereof, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to an obligor on the Pledged Notes and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (2) to add to the covenants therein for the benefit of the holders of the Credit Agreement Notes or to surrender any right or power conferred upon the Company in the Credit
     Agreements or the Project Documents;

<PAGE 77>

          (3) to add any additional Events of Default (as defined in the Credit Agreements);

          (4)  to provide additional security for the Pledged
     Notes;

          (5) to cure any ambiguity, to correct or supplement any provision in the Credit Agreements, the Credit Agreement Notes or the other Project Documents which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder; provided such action shall not adversely affect the interests of the Holders in any material respect;

          (6) to amend, modify, waive or supplement the Credit Agreements, the Credit Agreement Notes or the Project Documents in any other respect which is not materially adverse to Holders, which does not involve a change described in clause (1), (2) or (3) of Section 1304; or

          (7) subject to Section 1304(2), provide for the appointment of a successor agent or other Person to act as collateral agent in respect of the collateral security for the Credit Agreement Notes.

          The Company shall not permit any Subsidiary to enter into any amendment, modification, or waiver of or supplement to the Credit Agreements, the Pledged Notes or the other Project Documents except under circumstances in which the Company could itself enter into such amendment, modification, supplement or waiver.

          In addition to any amendments, modifications or waivers of, or supplements to, the Credit Agreements, the Credit Agreement Notes and the other Project Documents that the Company may, and may permit its Subsidiaries to, enter into pursuant to other provisions of this Section 1303 or pursuant to Section 1304, the Company may, and may permit its Subsidiaries to, at any time and from time to time, without the consent of the Holders, enter into one or more such amendments, modifications, waivers or supplements for any purpose if

          (x) under said documents, the consent of the Trustee is not specifically required for such amendments, modifications, waivers or supplements, and

          (y) the consent of the Holders is not required under clause (1), (2) or (3) of Section 1304 and does not involve an amendment, modification, waiver or supplement in respect of Section 10.01 of either of the Credit Agreements.

<PAGE 78>


SECTION 1304. Amendments to Credit Agreements, etc. with Consent of Holders.

          In addition to any amendments, modifications or waivers of or supplements to the Credit Agreements, the Credit Agreement Notes and the other Project Documents that the Company, its Subsidiaries and the Trustee may enter into without the consent of the Holders pursuant to Section 1303, the Company, when authorized by or pursuant to a Board Resolution, may and the Trustee may, and the Company may permit any Subsidiary to, at any time and from time to time, with the consent of the Holders of not less than 51% in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, enter into one or more amendments, modifications or waivers of or supplements to the Credit Agreements, the Pledged Notes and the other Project Documents to which the Company or such Subsidiary, as the case may be, is a party; provided that neither the Company nor the Trustee may, nor may the Company permit any Subsidiary to, without the consent of the Holder of each Outstanding Security, enter into any such amendment, modification, supplement or waiver, which shall

          (1) change the stated maturity of the principal of, or any installment of interest on, any Pledged Notes, or reduce the principal amount thereof or the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof,

          (2) release any collateral security for the Pledged Notes (other than as contemplated by the Credit Agreements or other Project Documents, as in effect as of the date hereof) or enter into any such amendment, modification, waiver or supplement the effect of which is to impair in any respect, directly or indirectly, the rights of the Trustee (or any agent acting on its behalf) with respect to such collateral security, or

          (3)  change Section 9.09, 9.21, 10.03 or 10.16 of the
     Unit 1 Credit Agreement or Section 9.09, 9.22, 10.03 or
     10.16 of the Unit 2 Credit Agreement in a manner adverse to the Holders;

     provided that no such consent shall be required for any such amendment, modification, waiver or supplement the effect of which is to permit a Lien (in addition to any Liens now permitted under the Credit Agreements or the Project Documents) to exist in respect of any item of property included in collateral security for the Pledged Notes, but only so long as

          (a) such Lien does not secure any Debt (as defined in the Credit Agreements, as in effect on the date hereof), and

<PAGE 79>

          (b)  such Lien, individually or together with all other
     Liens permitted under this proviso, does not materially adversely affect the value or utility of such collateral security for the Pledged Notes.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 1305.  Consideration for Supplements, Amendments, etc.

          (a) The Company will not, and will not permit any Subsidiary to, request or enter into any supplement, amendment, modification or waiver (whether pursuant to this Article or otherwise) in respect of this Indenture or the Securities unless the Company or such Subsidiary shall have

            (i) informed each Holder (whether or not affected thereby) of such proposed waiver or amendment,

           (ii)     provided each Holder with

               (1)  a reasonably detailed statement of the
          reasons why such supplement, amendment, modification or waiver is being sought and the intended effect thereof, and

               (2)  any information with respect to such
          supplement, amendment, modification or waiver that shall have been delivered to any other Holder, and

          (iii) allowed each Holder reasonable opportunity to consider such supplement, amendment, modification or waiver prior to the date on which it is to become effective.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any Holder in order to induce such Holder to enter into any such supplement, amendment, modification or waiver unless such consideration shall have been offered, on the same terms, ratably to each other Holder and concurrently paid or otherwise delivered to each other Holder consenting to such supplement, amendment, modification or waiver.

          (b) The Company will not, and will not permit any Subsidiary to, request or enter into any supplement, amendment, modification or waiver (whether pursuant to this Article or otherwise) in respect of this Indenture, the Securities, the Credit Agreements, the Credit Agreement Notes or the Project Documents unless the Company or such Subsidiary shall have

<PAGE 80>

            (i) informed the Trustee (whether or not affected thereby) of such proposed waiver or amendment,

           (ii)     provided the Trustee with

               (1)  a reasonably detailed statement of the
          reasons why such supplement, amendment, modification or waiver is being sought and the intended effect thereof, and

               (2)  any information with respect to such
          supplement, amendment, modification or waiver that shall have been delivered to any other holder of Credit
          Agreement Notes, and

          (iii) allowed the Trustee reasonable opportunity to consider such supplement, amendment, modification or waiver prior to the date on which it is to become effective.

The Company will deliver to the Trustee executed or true copies of any such supplement, amendment, modification or waiver promptly, and in any event within 10 days, following the date on which it shall have become effective. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any holder of Credit Agreement Notes in order to induce such holder to enter into any such supplement, amendment, modification or waiver unless such consideration shall have been offered, on the same terms, ratably to the Trustee and paid or otherwise delivered to the Trustee if it shall have consented to such supplement, amendment, modification or waiver, provided, that this paragraph shall not apply to

          (x)  the payment to the Agent under either Credit
     Agreement of agency, corporate finance or similar fees not paid as an inducement to amend the Credit Agreement, the Credit Agreement Notes or the Project Document;

          (y) any increase in the interest rate applicable to the Project Loans or the payment of any fee to the Unit 1 Banks or the Unit 2 Banks, so long as such change shall not result in the yield-to-maturity of the Project Loans outstanding under a Credit Agreement (computed at the time of such increase or payment, as the case may be, and assuming that any additional fees would be treated as additional interest on the Project Loans) exceeding the then current yield-to-maturity of the Securities; and

          (z) any payment upon an extension of the maturity of Credit Agreement Notes.

<PAGE 81>

Any consideration paid to the Trustee shall be deemed to have been paid for the benefit of the Holders and shall be promptly distributed by the Trustee ratably to the Holders that shall have consented to the Trustee's consenting to such supplement, amendment, modification or waiver (or, if no such consent of the Holders shall have been required, to all Holders).


SECTION 1306.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article, the modifications thereby of the trusts created by this Indenture, or any amendment, supplement or waiver of or modification to the Credit Agreements, the Credit Agreement Notes or the Project Documents, the Trustee shall be entitled to receive, and (subject to Section 1001) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment, supplement, waiver or modification is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee also may, but shall not be obligated to, enter into any amendment, modification or waiver of or supplement to the Credit Agreements, the Credit Agreement Notes or any of the other Project Documents which could affect the Trustee's own rights, duties or immunities, whether in its capacity as Trustee or in its capacity as Agent or Collateral Agent, as defined under either Credit Agreement, and the Company shall not, and shall not permit any Subsidiary to, enter into any such amendment, modification, supplement or waiver which could affect such rights, duties or immunities, except with the consent of the Trustee.


SECTION 1307.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 1308.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act as in effect at the time of its execution.

<PAGE 82>


SECTION 1309.  Reference in Securities to Supplemental
               Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                             ARTICLE FOURTEEN

                                 COVENANTS


SECTION 1401.  Payment of Principal, Premium and Interest.

          The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.


SECTION 1402.  Maintenance of Office or Agency.

          The Company will maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Company's agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an

<PAGE 83> office or agency for Securities of any series for such purposes pursuant to this Section 1402. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1403.  Money for Securities Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date for payment of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to 11:00 a.m. (New York City time) on, in case the payment referred to below is made in same-day funds, or, in all other cases, prior to, each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent and/or, pursuant to a Company Order, direct the Trustee to deposit with a Paying Agent from Collateral available for the payment of the Securities under Section 1607(c), a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act. No failure by the Trustee to make any deposit with a Paying Agent pursuant to the preceding sentence shall absolve the Company from its responsibility to ensure that such sum is deposited with such Paying Agent.

          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Holders of such Securities entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

<PAGE 84>

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying
     Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York and in the City of Fort Worth, Tarrant County, Texas, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 1404.  Corporate Existence.

          Subject to Article Twelve, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and will use its best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided that the Company shall

<PAGE 85> not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1405.  Maintenance of Properties.

          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted in compliance with all material laws and regulations at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1406.  Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

          (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and

          (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary;

provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1407.  Statement by Officers as to Default.

          The Company will deliver to the Trustee, on or before the 120th day after the end of each of its fiscal years, beginning with its fiscal year ending in 1993,

<PAGE 86>

            (i) an Officers' Certificate as to his or her knowledge of the Company's compliance with all conditions and covenants of this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture, and

           (ii) an Officers' Certificate stating that in the course of the performance by each signer of his or her duties as an officer of the Company he or she would normally have knowledge of any default by the Company in the performance and observance of any of the covenants contained in Sections 1401 to 1406, stating whether or not he or she has knowledge of any such default and, if so, specifying each such default of which such signer has knowledge and the nature thereof.


SECTION 1408.  Defeasance of Certain Obligations.

          The Company may omit to comply with any term, provision or condition set forth in Sections 1201, 1404, 1405, 1406 and 1409 with respect to the Securities of any series; provided that the following conditions shall have been satisfied:

          (1) the Company has deposited or caused to be irrevocably deposited (except as provided in Section 802(c) and the last paragraph of Section 1403) with the Trustee (specifying that each deposit is pursuant to this Section) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series,

                 (i)     money (denominated in such coin or
          currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts) in an amount, or

                (ii)     U.S. Government Obligations which
          through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity of the principal of and each installment of interest on the Securities, money in an amount, or

               (iii)     a combination of money and U.S.
          Government Obligations, in each case as provided above,

     sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of such series on the

<PAGE 87>

      Stated Maturity of such principal or installment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph
      (iv) of this Section and;

          (2) No Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

          (3) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that

                 (i) Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

                (ii)     such provision would not cause any
          outstanding Securities of such series then listed on any national securities exchange to be delisted as a result thereof;

               (iii)     the defeasance trust is not, or is
          registered as, an investment company under the Investment Company Act of 1940;

                (iv) if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1504; and

                 (v)     the Securities will mature within one
          year.


SECTION 1409.  Tender for the Securities upon Change of Control
               Event.

          The Company covenants as follows:

<PAGE 88>

          (a) Within 90 days after the occurrence of a Change of Control Event, the Company shall commence a tender offer for all Outstanding Securities, in whole or in any integral multiple of $1,000 of the principal amount of the Securities, at a purchase price (the "Purchase Price") of 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in Subsections (b) and (c) of this Section.

          (b)  Within 30 days following any Change of Control
Event, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his address appearing in the Security Register, a notice stating:

          (1) that a Change of Control Event has occurred and that the Company is obligated to tender for the Securities, as provided herein, at the Purchase Price;

          (2) the circumstances and relevant facts regarding the Change of Control Event (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Event; provided that, to the extent the above-described information is required by Item 7 of Form 8-K, it need be sent only upon the filing with the Securities and Exchange Commission of the Form 8-K);

          (3) information concerning the business of the Company which the Company in good faith believes will enable the Holders to make an informed decision, which at a minimum will include

                 (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information), and

                (ii)     a description of material developments
          in the Company's business subsequent to the date of the latest of such Reports;

          (4) the latest date for tender of the Securities, which shall be not more than 30 days after the date of the commencement of the tender offer;

          (5)  the Purchase Price;

          (6) information concerning acceptance of the tender offer; and

<PAGE 89>

          (7) that interest accrued to the Purchase Date will be paid as provided in paragraph (a) of this Section and that, unless the Company shall default in payment of the Purchase Price, after the latest date of purchase, interest thereon will cease to accrue with respect to any Securities presented and surrendered for purchase.

          (c) Holders tendering Securities will be required to do so in accordance with this Indenture by the close of business on the latest date for tender of the Securities. No such Securities shall be deemed to have been presented and surrendered until such Securities are received by the Company or its designated agent in accordance with the registration and transfer system of this Indenture, as applicable. Holders whose Securities are purchased only in part will receive new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.


SECTION 1410.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1404 to 1409 with respect to the Securities of any series if before the time for such compliance the Holders of at least 66 2/3% in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


SECTION 1411.  Deposit of Collateral.

          The Company shall, on the date of the issuance of the Series A Securities, acquire a Replacement Note, which shall have an aggregate principal amount at least equal to the aggregate principal amount of the Series A Securities, and will deliver the same to the Trustee, together with an undated instrument of assignment executed in blank.


SECTION 1412.  Ownership of Subsidiary Stock.

          The Company, at all times while any Securities remain Outstanding, will continue to hold, legally and beneficially, free and clear of all liens, all issued and outstanding capital stock of Texas Generating Company and Texas Generating Company II, and of any successor to either thereof, and of any other

<PAGE 90> Subsidiary that shall become or be a party to or
otherwise liable upon either Credit Agreement, any Pledged Note or any Project Document.


SECTION 1413.  Project Documents.

          Prior to the issuance of the Securities, the Company will deliver to the Trustee a complete and correct copy of each of the Project Documents, including all exhibits and schedules thereto. Promptly following the amendment, modification, supplement or waiver of any of the Project Documents, the Company will deliver a complete and correct copy thereof to the Trustee.


                              ARTICLE FIFTEEN

                         REDEMPTION OF SECURITIES


SECTION 1501.  General Applicability of Article.

          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise provided with respect to the Securities of any particular series by the provisions of this Indenture creating such series) in accordance with this Article.


SECTION 1502.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities shall be evidenced by an Officer's Certificate. In case of any redemption at the election of the Company of less than all the Outstanding Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and of the numbers of any Outstanding Securities of such series then owned by the Company, such notice to be accompanied by a written statement signed by an authorized officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured).


SECTION 1503.  Selection by Trustee of Securities to be Redeemed.

          If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not

<PAGE 91> previously called for redemption, by prorating, as nearly as may be, the principal amount of such Securities to be redeemed among the Holders of such Securities in proportion to the aggregate principal amount of such Securities registered in their respective names; provided that, if there shall have been previously filed with the Trustee an Act of all the Holders of such Securities satisfactory to the Trustee specifying the method of selecting the Securities to be redeemed, such selection shall be made by the Trustee in accordance with the terms of such Act.

          In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of Securities of such series so prorated shall be equal to the greater of $1,000 and the smallest authorized denomination of the Securities of such series, or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by not exceeding such prorated minimum. The Trustee in its discretion may determine the particular Securities (if there is more than one) registered in the name of any Holder which are to be redeemed, in whole or in part.

          Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate (which need not comply with Section 102) delivered to the Security Registrar at least 60 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement which is an Affiliate of the Company.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.


SECTION 1504.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities of such series to be redeemed, at his or her address appearing in the Security Register.

          All notices of redemption shall state:

<PAGE 92>

          (1)  the Redemption Date;

          (2)  the Redemption Price and accrued interest, if any;

          (3) the principal amount of Securities of each series to be redeemed, and, if less than all Outstanding Securities of a series are to be redeemed, the identification of the Securities of such series to be redeemed;

          (4) that on the Redemption Date the Redemption Price of each of the Securities to be redeemed and accrued interest, if any, will become due and payable and that interest thereon shall cease to accrue from and after said date;

          (5) the place or places where the Securities of each series to be redeemed are to be surrendered for payment of the Redemption Price and accrued interest, if any, which shall be the office or agency of the Company in each Place of Payment for such series; and

          (6) if it be the case, that such Securities are to be redeemed by the application of certain specified money held by the Trustee.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1505.  Deposit of Redemption Price.

          On, in the case of same day funds, or, in all other circumstances, at least one Business Day or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1403) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date to the extent that such amounts are not already on deposit at such time in accordance with Sections 801, 803 or 1408. Such money shall be held in trust for the benefit of the Persons entitled to such Redemption Price and shall not be deemed to be part of the Collateral or Trust Moneys.


SECTION 1506.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest)

<PAGE 93> such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date. Installments of interest with a Stated Maturity on or prior to the Redemption Date shall be payable to the Holders of the Securities registered as such on the relevant Record Dates according to the terms of such Securities and the provisions of Section 308.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.


SECTION 1507.  Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities of the same series of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                              ARTICLE SIXTEEN

                            PLEDGE OF SECURITY


SECTION 1601.  Pledge of Collateral.

          As collateral security for the prompt payment in full when due (whether at Stated Maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Trustee, for the benefit of the Holders as hereinafter provided (in the case of the Securities, without priority of any Security of any series over any other Security of that series, and without priority of the Securities of any one Series over the Securities of any other series), a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all such property being collectively referred to herein as "Collateral"):

<PAGE 94>

          (a)  the Pledged Notes;

          (b) all principal, premium, if any, and interest payable after the date of the delivery of the Pledged Notes to the Trustee (including any of the same payable after such date in respect of periods prior to such date);

          (c) except as provided in Section 1607(b), all principal, premium, if any, and interest on any investments of cash Collateral pursuant to Section 1607(b);

          (d)  funds deposited with the Trustee pursuant to
     Section 1617; and

          (e) all proceeds of and to any of the property of the Company described in clauses (a), (b) and (c) above.

As used in this Article, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.


SECTION 1602.  Representations in Respect of the Collateral.

          The Company represents and warrants that:

          (a)  At the time of

                 (i) its acquisition of the Pledged Notes and its deposit thereof with the Trustee, and

                (ii) the deposit of any other Collateral with the Trustee pursuant to this Article Sixteen,

     it will be, and so long as any Securities remain Outstanding it will continue to be, the sole beneficial owner of such Collateral.

          (b) No Lien shall exist upon any Collateral at any time while any Securities remain Outstanding, except for the Lien of this Indenture.

          (c)  The Lien of this Indenture,

                 (i)     insofar as it applies to the Pledged
          Notes, upon the delivery thereof by the Company to the Trustee, and

<PAGE 95>

                (ii)     insofar as it applies to any other
          Collateral, upon the Lien of this Indenture attaching thereto as herein provided,

     shall constitute a first-priority perfected Lien in and to such Collateral.


SECTION 1603.  Further Assurances.

          In furtherance of the grant of the pledge and security interest pursuant to Section 1601, the Company will:

          (a) if any of the above-described Collateral required to be pledged by the Company under Section 1601 is received by the Company, forthwith either

                 (i) transfer and deliver to the Trustee such Collateral so received by the Company, all of which thereafter shall be held by the Trustee pursuant to the terms of this Indenture as part of the Collateral, or

                (ii) take such other action as the Trustee shall deem necessary or appropriate duly to record the Lien created hereunder in such shares, securities, monies or property referred to in said Section 1601;

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Trustee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral); and

          (c) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Trustee to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Trustee may require.

<PAGE 96>


SECTION 1604.  Other Financing Statements and Liens.

          Without the prior written consent of the Trustee, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Trustee is not named as the sole secured party for the benefit of the Holders.


SECTION 1605.  Preservation of Rights.

          The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.


SECTION 1606.  Voting, Consensual and Other Powers.

          Whether or not an Event of Default or a Default shall have occurred and be continuing, the Trustee, to the exclusion of the Company, shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes. The Company shall execute and deliver to the Trustee or cause to be executed and delivered to the Company all such proxies, powers of attorney and other orders, and all such instruments, without recourse, as the Trustee may reasonably request for the purpose of enabling the Trustee to exercise the rights and powers which it is entitled to exercise pursuant to this Section. In so voting and exercising the powers of an owner with respect to any Pledged Notes, the Trustee shall not be required to attend any meeting, but the Trustee may vote or act by power of attorney or proxy and such power of attorney or proxy may be granted to any person selected by the Trustee, including any officer of the Company. The Trustee may so vote and exercise the powers of an owner with respect to any Pledged Notes for any purpose or purposes which the Trustee, in its discretion, shall deem advisable and in the interest of the Holders, whether or not such action may involve a change in the character of any Pledged Notes or in the corporate identify or business of the issuer thereof or in the proportionate interest or voting power represented by such security. The Trustee shall not be required to exercise any such voting, consensual or other powers except in accordance with the provisions of this Indenture.


SECTION 1607.  Payments on the Pledged Notes; Investments;
               Application and Holding of Collateral.

          (a) Whether or not an Event of Default or a Default has occurred and is continuing, the Trustee shall be entitled to receive and retain any payments of principal of and premium, if

<PAGE 97> any, and interest on the Pledged Notes or any other
Collateral, and the same shall constitute a part of the Collateral. All such payments shall be paid directly to the Trustee and retained by it as part of the Collateral, subject to the terms of this Indenture, and, if the Trustee shall so request in writing, the Company agrees to execute and deliver to the Trustee appropriate additional orders and documents to that end.

          (b) On any date, when so directed by the Company pursuant to a Company Order (which Company Order shall contain a certification to the Trustee that any investments that the Trustee is directed to make therein constitute investments of Collateral that are permitted under this Indenture), if the Trustee shall not have theretofore received notice that an Event of Default or a Default has occurred and is continuing on such date, the Trustee shall invest such Collateral held by it in interest-bearing U.S. Government Obligations and/or Commercial Paper, in either case maturing not later than the day prior to the next-following Interest Payment Date. The Trustee shall not sell any such investments except upon the exercise of remedies pursuant to Section 1608. At any time when an Event of Default or Default has occurred and is continuing, the Trustee may, but shall have no obligation to, invest cash Collateral held by it in U.S. Government Obligations and/or Commercial Paper selected by it. Any determination as to whether an investment constitutes Commercial Paper shall be made as of the date on which such investment is made. Any losses on any investments shall be for the account of the Company.

          For so long as no Default or Event of Default shall have occurred and be continuing, any amounts received by the Trustee representing interest earned on such investments shall be held by the Trustee for the benefit of the Company, and not as Collateral securing the Secured Obligations, and applied as provided in Subsection (d) below. At any time when a Default or an Event of Default shall have occurred and be continuing, such amounts shall be held as Collateral securing the Secured Obligations.

          With respect to all investments of Collateral in certificated securities (as defined in Section 8-102(1)(a) of the Uniform Commercial Code), the Trustee will do one of the following:

            (i) take and thereafter continuously retain (or cause its designee to take and thereafter continuously retain) possession of the certificates evidencing such securities; or

           (ii)     cause

               (x) such certificated securities to be held in the custody of a clearing corporation (as defined in

<PAGE 98> Section 8-102(3) of the Uniform Commercial Code) or of
a custodian bank (as defined in Section 8-102(4) of the Uniform Commercial Code) or a nominee of either subject to the control of the clearing corporation, and to be in bearer form, endorsed in blank, or registered in the name of such clearing corporation, custodian bank or nominee,

               (y)  an appropriate entry to a custodial or
          similar account of the Trustee in its individual capacity to be made on the books of such clearing corporation, and

               (z) the Trustee in its individual capacity to send the Trustee confirmation of its interest in such certificated securities and, by book entry or otherwise, to identify the interest of the Trustee in and to such uncertificated securities; or

          (iii) cause a financial intermediary (as defined in Section 8-313(4) of the Uniform Commercial Code) (including without limitation the Trustee in its individual capacity) to acquire possession of such securities and to cause such securities to be specially endorsed to or issued in the name of the Trustee.

          With respect to investments of the Collateral in uncertificated securities (as defined in Section 8-102(1)(b) of the Uniform Commercial Code) constituting U.S. Government Obligations in which the Trustee acquires an interest through book entry transfer pursuant to the rules and procedures of the Federal Reserve/Treasury book entry system ("Book Entry Treasury Securities"), the Trustee will do one of the following:

            (i) if the Trustee in its individual capacity has a custodial account with the Federal Reserve Bank of New
     York (the "FRBNY"), cause

               (x) such Book Entry Treasury Securities to be credited to such account, and

               (y) the Trustee in its individual capacity to send the Trustee confirmation of its interest in such Book Entry Treasury Securities and, by book entry or otherwise, to identify the interest of the Trustee in and to such uncertificated securities, or

           (ii) if the Trustee in its individual capacity does not have a custodial account with the FRBNY, cause

               (x) such Book Entry Treasury Securities to be credited to the custodial account of a financial intermediary at the FRBNY, and

<PAGE 99>

               (y)  such financial intermediary to send the
          Trustee confirmation of its interest in such Book Entry Treasury Securities and, by book entry or otherwise, to identify the interest of the Debenture Trustee in and to such Book Entry Treasury Securities.

          The Trustee appoints IBJ as its designee for the purpose of holding or being the account party for any Collateral from time to time held by IBJ or for its account pursuant to the preceding two paragraphs, and IBJ accepts such appointment.

          (c) At the Stated Maturity of the principal of and each installment of interest on the Securities, the Trustee shall apply, first, any cash Collateral then held by it and, second, any amounts representing interest earned on investments of Collateral pursuant to Subsection (b) above, to the payment of principal and interest then due and owing under the Securities or, to the extent required by Section 1403, shall deliver such Collateral and other amounts, to the extent necessary, to a Paying Agent for such application.

          (d)  Promptly, and in any event within three Business
Days, after

            (i) each Interest Payment Date, if the Trustee shall not have received notice that an Event of Default or a Default has occurred and is continuing on such date, or

           (ii) if on such Interest Payment Date the Trustee shall have received notice that an Event of Default or a Default shall have occurred and be continuing, the date on which the Trustee shall have received an Officers' Certificate certifying that such Event of Default or Default does not exist or has been cured, the Trustee shall pay to the Company or as it may direct, by wire transfer of immediately available funds, all amounts received by it after the Interest Payment Date next preceding such Interest Payment Date and on or before such Interest Payment Date representing interest earned on investments of Collateral pursuant to Subsection (b) above, to the extent not theretofore applied by the Trustee pursuant to Subsection (c) above.

          (e) All funds delivered to the Trustee as Collateral under this Article shall be deposited in and stand to the credit of deposit accounts in the Trustee's name.


SECTION 1608.  Additional Remedies.

          In addition to any other rights and powers otherwise granted to the Trustee pursuant to Article Nine and this Article,

<PAGE 100> during the period during which an Event of Default shall have occurred and be continuing:

          (a) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

           (ii) the Trustee in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (iii) the Trustee may, upon 10 Business Days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Trustee or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

<PAGE 101>

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale with such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.


SECTION 1609.  Removals.

          Without at least 30 days' prior written notice to the Trustee, the Company shall not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any other place other than at the address specified in the first paragraph of this Indenture.


SECTION 1610.  Private Sale.

          The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 1608 conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.


SECTION 1611.  Deficiency.

          If the proceeds of sale, collection or other realiza-

tion of or upon the Collateral pursuant to Section 1608 hereof are insufficient to cover the costs and expenses of such realiza-

tion and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

<PAGE 102>


SECTION 1612.  Application of Proceeds.

          The proceeds of any collection, sale or other realiza-

tion of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Trustee under this Arti-

cle, shall be applied by the Trustee as provided in Section 906.


SECTION 1613.  Attorney-in-Fact.

          Without limiting any rights or powers granted by this Indenture to the Trustee while no Event of Default has occurred and is continuing, the Trustee is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Article and taking any action and executing any instruments which the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Article to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.


SECTION 1614.  Perfection.

          Substantially concurrently with the authentication and delivery of the Series A Securities, the Company shall deliver to the Trustee the Replacement Note acquired by it pursuant to
Section 1411 and shall cause the Trustee to be named therein as the registered owner thereof.


SECTION 1615.  Expenses.

          The Company will pay to the Trustee all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Article, or performance by the Trustee of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise and all such expenses shall be Secured Obligations to the Trustee secured under Section 1601.

<PAGE 103>


SECTION 1616.  Opinions of Counsel as to Perfection.

          (a) Promptly after the execution and delivery of this Indenture, the Company will deliver to the Trustee an Opinion of Counsel either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the Lien intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

          (b) Not later than the 120th day after the end of each of its fiscal years, beginning with its fiscal year ending in 1993, the Company will deliver to the Trustee an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.


SECTION 1617.  Additional Deposits of Cash Collateral.

          The Company will deposit with the Trustee as additional cash Collateral, prior to 11:00 a.m. (New York City time) on the day in each month that is the counterpart of the day in the calendar month on which interest on the Secured Debentures is next payable, in cash in immediately available funds an amount equal to all interest accrued and unpaid through such date on the Pledged Notes, provided that the Company shall not be required to make such deposit on any date on which an Event of Default shall have occurred and be continuing if TGC and TGC II on such date shall have paid all amounts owing by them under their respective Pledged Notes. Whenever any payment due hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, provided that, if such extension shall cause such payment to be made on a date that is after the next-following date on which interest is required to be paid on the Secured Debentures, such payment shall be made on the next preceding Business Day. In all cases for purposes of determining the amount payable hereunder, interest on the Pledged Notes shall be deemed to have accrued through the date on which an amount would be payable hereunder, without giving effect to the next-preceding sentence and whether or not such day is a Business Day.

<PAGE 104>


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

     [Seal]                     TEXAS-NEW MEXICO POWER COMPANY


                              By:    /s/ D. R. Barnard
                                     D. R. Barnard
                              Its:        Sector Vice President
                                     and Chief Financial Officer
Attest:



Michael D. Blanchard
Its:  Secretary and General Counsel


     [Seal]                                                               ,
                              as Trustee


                              By:    /s/ Thomas J. Bogert


                              Its:   Vice President
Attest:


/s/ Barbara McCluskey
Its:  Assistant Secretary

<PAGE 105>

STATE OF NEW YORK

COUNTY OF NEW YORK

          On the 27th day of September, 1993, before me personally came D. R. Barnard, to me known, who, being duly sworn, did depose and say that he is a Sector Vice President of Texas-New Mexico Power Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Dean A. Tetirick
                                     Notary Public,
                                     State of New York


STATE OF NEW YORK

COUNTY OF New York

     On the 27th day of September, 1993, before me personally came Thomas Bogert, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of IBJ Schroder Bank & Turst Company, the New York State banking corporation described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.


                              /s/ Elizabeth A. Sullivan
                                     Notary Public,
                                     State of New York

<PAGE 106>

                                                                    ANNEX I

                       [Form of Face of Debenture]



                      TEXAS-NEW MEXICO POWER COMPANY

       10-3/4% Secured Debentures, Series A, Due September 15, 2003

     No.__________                                       $__________

               TEXAS-NEW MEXICO POWER COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _________ Dollars on September 15, 2003, and to pay interest thereon from September 15, 1993, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 1994, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal (and premium, if any) and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either (i) be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

<PAGE 1>

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further
     provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

<PAGE 2>

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:

     [Seal]                          TEXAS-NEW MEXICO POWER
                                     COMPANY


                                By_______________________
                                [Title]



          [Form of Trustee's Certificate of Authentication]


          The Trustee's Certificate of Authentication shall be in substantially the form set forth below:

               This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.



__________________________________,
                                as Trustee



By________________________________
                                      Authorized Signatory

<PAGE 3>


                      [Form of Reverse of Debenture]


                      TEXAS-NEW MEXICO POWER COMPANY

       10-3/4% Secured Debentures, Series A, Due September 15, 2003

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series limited in aggregate principal amount to $417.75 million under an Indenture and Security Agreement, dated as of September 15, 1993 (herein called the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

               As provided in the Indenture, the Securities are issuable in series which may vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $140,000,000.

               From and after September 15, 2000, the
     Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, as a whole or in part, at the election of the Company from time to time at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. If this Security be called for redemption and payment duly provided therefor as specified in the Indenture, interest shall cease to accrue on the date fixed for redemption.

               In the event of a redemption of this Security in part only, a new Security or Securities of this series and

<PAGE 4> of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

               The Indenture contains provisions for
     defeasance of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in either case upon compliance by the Company with certain conditions set forth therein.

               Pursuant to Article Sixteen of the Indenture, the Company has delivered certain collateral to the Trustee. Such collateral, and certain other collateral that may be received by the Trustee in respect thereof, shall secure the performance of the Company's obligations under the Securities. Under certain circumstances, from time to time property comprising the Collateral may be released. Upon meeting certain requirements, the Company may issue additional Securities which will be secured pari passu by the Collateral.

               If an Event of Default shall occur and be continuing, the principal of the Securities, and all accrued and unpaid interest thereon, may be declared due and payable in the manner and with the effect provided in the Indenture. With limited exceptions, the Trustee may not file or join in the filing of any bankruptcy or similar petition for a period of six months from the date on which an Event of Default shall have occurred under the Indenture.

               The Indenture permits, with certain
     exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, by written consent to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more amendments, modifica-tions or waivers or supplements to the Credit Agree-ments, the Pledged Note and the Project Documents, as

<PAGE 5> defined in the Indenture, with the consent of the
Holders of at least 51% in principal amount of the Securities at the time Outstanding. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose, which at the date hereof, shall be the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and

<PAGE 6> any agent of the Company or the Trustee may treat the
Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Security shall be governed by and
     construed in accordance with the laws of the State of New York.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

<PAGE 7>